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                                                                  EXHIBIT 10.19


                                CREDIT AGREEMENT

                           DATED AS OF JULY 18, 1997,

                                  BY AND AMONG

                            CCA PRISON REALTY TRUST,

                        AND CERTAIN SUBSIDIARIES THEREOF,

                                  AS BORROWERS,

                         THE LENDERS REFERRED TO HEREIN,

                     FIRST UNION NATIONAL BANK OF TENNESSEE,
                            AS ADMINISTRATIVE AGENT,

                                       AND

                     SOUTHTRUST BANK, NATIONAL ASSOCIATION,
                                   AS CO-AGENT


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                                TABLE OF CONTENTS


ARTICLE I        DEFINITIONS...........................................................................  1
         SECTION 1.1.      Definitions.................................................................  1
         SECTION 1.2.      General..................................................................... 16
         SECTION 1.3.      Other Definitions and Provisions............................................ 17

ARTICLE II       REVOLVING CREDIT FACILITY............................................................. 17
         SECTION 2.1.      Revolving Credit Loans...................................................... 17
         SECTION 2.2.      Swingline Loans............................................................. 17
         SECTION 2.3.      Procedure for Advances of Revolving Credit and
                           Swingline Loans............................................................. 19
         SECTION 2.4.      Repayment of Loans.......................................................... 20
         SECTION 2.5.      Notes....................................................................... 21
         SECTION 2.6.      Permanent Reduction of the Aggregate Commitment............................. 21
         SECTION 2.7.      Revolving Termination Date.................................................. 22
         SECTION 2.8.      Use of Proceeds............................................................. 23
         SECTION 2.9.      Release of Security......................................................... 23
         SECTION 2.10.     Increase In Aggregate Commitment; Additional Lenders........................ 23

ARTICLE III      LETTER OF CREDIT FACILITY............................................................. 24
         SECTION 3.1.      L/C Commitment.............................................................. 24
         SECTION 3.2.      Procedure for Issuance of Letters of Credit................................. 24
         SECTION 3.3.      Commissions and Other Charges............................................... 25
         SECTION 3.4.      L/C Participations.......................................................... 25
         SECTION 3.5.      Reimbursement Obligation of the Borrowers................................... 26
         SECTION 3.6.      Obligations Absolute........................................................ 27
         SECTION 3.7.      Effect of Application....................................................... 27

ARTICLE IV       GENERAL LOAN PROVISIONS............................................................... 27
         SECTION 4.1.      Interest.................................................................... 27
         SECTION 4.2.      Notice and Manner of Conversion or Continuation
                           of Loans.................................................................... 30
         SECTION 4.3.      Fees........................................................................ 30
         SECTION 4.4.      Manner of Payment........................................................... 31
         SECTION 4.5.      Crediting of Payments and Proceeds.......................................... 31
         SECTION 4.6.      Adjustments................................................................. 32
         SECTION 4.7.      Nature of Obligations of Lenders Regarding
                           Extensions of Credit; Assumption by the
                           Administrative Agent........................................................ 32
         SECTION 4.8.      Changed Circumstances....................................................... 33
         SECTION 4.9.      Indemnity................................................................... 35
         SECTION 4.10.     Capital Requirements........................................................ 36
         SECTION 4.11.     Taxes....................................................................... 36

ARTICLE V        CLOSING; CONDITIONS OF CLOSING AND BORROWING.......................................... 38
         SECTION 5.1.      Closing..................................................................... 38
         SECTION 5.2.      Conditions to Closing and Initial Extensions of Credit...................... 38
         SECTION 5.3.      Conditions to All Loans and Letters of Credit............................... 43


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
ARTICLE VI        REPRESENTATIONS AND WARRANTIES OF THE
         BORROWERS..................................................................................... 43
         SECTION 6.1.      Representations and Warranties.............................................. 43
         SECTION 6.2.      Survival of Representations and Warranties, Etc............................. 49

ARTICLE VII      FINANCIAL INFORMATION AND NOTICES..................................................... 50
         SECTION 7.1.      Financial Statements and Projections........................................ 50
         SECTION 7.2.      Officer's Compliance Certificate............................................ 51
         SECTION 7.3.      Other Reports............................................................... 51
         SECTION 7.4.      Notice of Litigation and Other Matters...................................... 51
         SECTION 7.5.      Accuracy of Information..................................................... 52

ARTICLE VIII     AFFIRMATIVE COVENANTS................................................................. 53
         SECTION 8.1.      Preservation of Corporate Existence and Related Matters..................... 53
         SECTION 8.2.      Maintenance of Property..................................................... 53
         SECTION 8.3.      Insurance................................................................... 53
         SECTION 8.4.      Accounting Methods and Financial Records.................................... 53
         SECTION 8.5.      Payment and Performance of Obligations...................................... 54
         SECTION 8.6.      Compliance With Laws and Approvals.......................................... 54
         SECTION 8.7.      Environmental Laws.......................................................... 54
         SECTION 8.8.      Compliance with ERISA....................................................... 54
         SECTION 8.9.      Compliance With Agreements.................................................. 55
         SECTION 8.10.     Conduct of Business......................................................... 55
         SECTION 8.11.     Visits and Inspections...................................................... 55
         SECTION 8.12.     Incarceration Agreements.................................................... 55
         SECTION 8.13.     Lease Terms and Conditions.................................................. 55
         SECTION 8.14.     Lease Revenues.............................................................. 56
         SECTION 8.15.     Hedging Agreement........................................................... 56
         SECTION 8.16.     Additional Borrowers........................................................ 56
         SECTION 8.17.     Further Assurances.......................................................... 56

ARTICLE IX       FINANCIAL COVENANTS................................................................... 57
         SECTION 9.1       Ratio of Total Liabilities to Total Capitalization.......................... 57
         SECTION 9.2       Ratio of Total Funded Debt to Cash Flow..................................... 57
         SECTION 9.3       Ratio of Dividends to Funds From Operations................................. 57
         SECTION 9.4       Interest Coverage Ratio..................................................... 57
         SECTION 9.5       Minimum Net Worth........................................................... 58
         SECTION 9.6       Additional Secured Debt..................................................... 58
         SECTION 9.7       Investment Grade Rating..................................................... 58

ARTICLE X        NEGATIVE COVENANTS.................................................................... 58
         SECTION 10.1.     Limitations on Debt......................................................... 58
         SECTION 10.2.     Limitations on Contingent Obligations....................................... 59
         SECTION 10.3.     Limitations on Liens........................................................ 59
         SECTION 10.4.     Limitations on Loans, Advances, Investments and
                           Acquisitions................................................................ 60
         SECTION 10.5.     Limitations on Mergers and Liquidation...................................... 61
         SECTION 10.6.     Limitations on Sale of Assets............................................... 61
         SECTION 10.7.     Limitations on Dividends and Distributions.................................. 62
         SECTION 10.8.     Transactions with Affiliates................................................ 62
         SECTION 10.9.     Certain Accounting Changes.................................................. 62
         SECTION 10.10.    Amendment to Sale Leaseback Documents....................................... 62

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
         SECTION 10.11.    Restrictions on Working Capital............................................. 63
         SECTION 10.12.    Restrictions on Use of Proceeds and Other Expenditures...................... 63
         SECTION 10.13.    Restrictive Agreements...................................................... 64
         SECTION 10.14.    Operating Leases............................................................ 64

ARTICLE XI        DEFAULT AND REMEDIES................................................................. 64
         SECTION 11.1.     Events of Default........................................................... 64
         SECTION 11.2.     Remedies.................................................................... 67
         SECTION 11.3.     Rights and Remedies Cumulative; Non-Waiver; Etc............................. 67

ARTICLE XII       THE ADMINISTRATIVE AGENT............................................................. 68
         SECTION 12.1.     Appointment................................................................. 68
         SECTION 12.2.     Delegation of Duties........................................................ 68
         SECTION 12.3.     Exculpatory Provisions...................................................... 68
         SECTION 12.4.     Reliance by the Administrative Agent........................................ 69
         SECTION 12.5.     Notice of Default........................................................... 69
         SECTION 12.6.     Non-Reliance on the Administrative Agent and
                           Other Lenders............................................................... 70
         SECTION 12.7.     Indemnification............................................................. 70
         SECTION 12.8.     The Administrative Agent in Its Individual Capacity......................... 71
         SECTION 12.9.     Resignation of the Administrative Agent; Successor
                           Administrative Agent........................................................ 71
         SECTION 12.10     The Co-Agent................................................................ 71

ARTICLE XIII      MISCELLANEOUS........................................................................ 72
         SECTION 13.1.     Notices..................................................................... 72
         SECTION 13.2.     Expenses; Indemnity......................................................... 73
         SECTION 13.3.     Set-off..................................................................... 74
         SECTION 13.4.     Governing Law............................................................... 74
         SECTION 13.5.     Consent to Jurisdiction..................................................... 74
         SECTION 13.6.     Binding Arbitration; Waiver of Jury Trial................................... 75
         SECTION 13.7.     Reversal of Payments........................................................ 76
         SECTION 13.8.     Accounting Matters.......................................................... 76
         SECTION 13.9.     Successors and Assigns; Participations...................................... 76
         SECTION 13.10.    Amendments, Waivers and Consents............................................ 79
         SECTION 13.11.    Performance of Duties....................................................... 80
         SECTION 13.12.    Joint and Several Liability; CCA Reit as Agent for
                           Borrowers................................................................... 80
         SECTION 13.13.    All Powers Coupled with Interest............................................ 80
         SECTION 13.14.    Survival of Indemnities..................................................... 80
         SECTION 13.15.    Titles and Captions......................................................... 80
         SECTION 13.16.    Severability of Provisions.................................................. 80
         SECTION 13.17.    Counterparts................................................................ 80
         SECTION 13.18.    Entire Agreement; Term of Agreement......................................... 81

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                             EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A-1       -        Form of Revolving Credit Note
Exhibit A-2       -        Form of Swingline Note
Exhibit B                  -       Form of Notice of Borrowing
Exhibit C                  -       Form of Notice of Prepayment
Exhibit D                  -       Form of Notice of Account Designation
Exhibit E                  -       Form of Notice of Conversion/
                                   Continuation
Exhibit F                  -       Form of Officer's Compliance Certificate
Exhibit G                  -       Form of Assignment and Acceptance
Exhibit H                  -       Form of Security Agreement
Exhibit I                  -       Form of Deed of Trust
Exhibit J                  -       Form Of Assignment of Lease

SCHEDULES

Schedule 1.1      -        Lenders and Commitments
Schedule 6.1(a)   -        Jurisdictions of Organization and Qualification
Schedule 6.1(b)   -        Capitalization
Schedule 6.1(h)   -        Environmental Matters
Schedule 6.1(i)   -        ERISA Plans
Schedule 6.1(l)   -        Material Contracts



                                       iv

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         CREDIT AGREEMENT (as amended, restated or otherwise modified, this
"Agreement"), dated as of the 18th day of July, 1997, by and among CCA PRISON REALTY TRUST, a Maryland real estate investment trust ("CCA REIT"), and any Subsidiary of CCA REIT that is joined as Borrower pursuant to the terms hereof (collectively with CCA REIT, the "Borrowers"), the financial institutions who are or may become a party to this Agreement (the "Lenders"), and FIRST UNION NATIONAL BANK OF TENNESSEE, as administrative agent for the Lenders (the "Administrative Agent"), and SOUTHTRUST BANK, National Association, as Co-Agent.

                              STATEMENT OF PURPOSE

         The Borrowers have requested, and the Lenders have agreed, to extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Administrative Agent" means First Union in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to
Section 12.9.

         "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1.

         "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time



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pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be One Hundred and Fifty Million Dollars ($150,000,000).

         "Agreement" means this Credit Agreement, as amended, restated or otherwise modified.

         "Annualized" means, with respect to any ratio set forth in Article VIII, that each financial term included in the calculation of such ratio shall be calculated by multiplying such financial term (a) for the quarter end immediately following the Closing Date, by four, (b) for the period of two consecutive fiscal quarters immediately following the Closing Date, by two and
(c) for the period of three consecutive fiscal quarters immediately following the Closing Date, by four-thirds.

         "Applicable Law" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "Applicable Margin" shall have the meaning assigned thereto in Section 4.1(c).

         "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

         "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 13.9.

         "Assignments of Lease" means the collective reference to the assignments of lease executed by any Borrower in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, substantially in the form of Exhibit J hereto, each as amended, restated or otherwise modified.

         "Available Commitment" means, as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment over (b) such Lender's Extensions of Credit.

         "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

         "Borrowers" means the collective reference to CCA REIT and any additional Subsidiary thereof joined as a Borrower hereunder pursuant to Section 8.16.

         "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York are open for the conduct of their commercial banking business, and


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(b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "Capital Asset" means, with respect to the Borrowers and their Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

         "Capital Expenditure" means, with respect to the Borrowers and their Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Borrowers and their Subsidiaries during such period, as determined in accordance with GAAP.

         "Capital Lease" means, with respect to the Borrowers and their Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

         "Cash Flow" means, for any period, the sum of (a) Funds From Operations less (b) Required Dividends less (c) Maintenance Capital Expenditures, in each case for such period. For purpose of determining compliance with Section 10.4(b) and Article IX for any quarter in which an acquisition of a Correctional Facility is to occur, Cash Flow shall be adjusted in a manner satisfactory to the Administrative Agent to include on a pro forma basis the projected first year Cash Flow of such Correctional Facility.

         "CCA" means Corrections Corporation of America, a Tennessee corporation, and its successors and assigns.

         "Change in Control" shall have the meaning assigned thereto in Section 11.1(i).

         "Closing Date" means the date of this Agreement.

         "Co-Agent" means SouthTrust Bank, National Association, in its capacity as Co-Agent.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

         "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to and issue or participate in Letters of Credit issued for the account of any Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.



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         "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

         "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrowers and their Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Contingent Obligation" means, with respect to the Borrowers and their Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "Correctional Facility" means any correctional or detention facility owned (or if the context requires to be acquired) by any Borrower, including, without limitation, any real property associated therewith.

         "Credit Facility" means the collective reference to the Revolving Credit Facility and the L/C Facility.

         "Debt" means, with respect to the Borrowers and their Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person, (g) all obligations to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities of such Person and (h) all termination payments which would be due and payable by any such Person pursuant to a Hedging Agreement.



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         "Deeds of Trust" means the collective reference to the deeds of trust, mortgages or similar real property security instruments executed by any Borrower in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, substantially in the form of Exhibit I hereto, each as amended, restated or otherwise modified.

         "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Dividends" means for any period all Required Dividends plus any other dividend or distribution paid by any Borrower with respect to its capital stock.

         "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "Duff & Phelps" means Duff & Phelps Credit Rating Co.

         "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $1,000,000,000, (b) a finance company, insurance company, investment bank or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $3,000,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (e) any other Person that has been approved in writing as an Eligible Assignee by CCA REIT and the Administrative Agent.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of any Borrower or any current or former ERISA Affiliate.

         "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.



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         "ERISA Affiliate" means any Person who together with any Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

         "Excess Cash" means as of any date, the aggregate amount of unrestricted cash and cash equivalents set forth on a Consolidated balance sheet of the Borrowers and their Subsidiaries as of such date, in excess of $5,000,000.

         "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

         "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

         "First Union" means First Union National Bank of Tennessee, a national banking association, and its successors.

         "Fiscal Year" means the fiscal year of the Borrowers and their Subsidiaries ending on December 31.

         "Fitch" means Fitch Investors Service, L.P.

         "Fixed Asset Book Value" means, with respect to the Borrowers and their Subsidiaries at any date of determination, the book value of the fixed assets thereof as set forth on a


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



Consolidated balance sheet of the Borrowers and their Subsidiaries prepared in accordance with GAAP.

         "Funds From Operations" means, with respect to the Borrowers and their Subsidiaries for any period, the following calculated on a Consolidated basis without duplication for such period in accordance with GAAP: (a) Net Income, plus (b) (to the extent deducted in the determination of Net Income), depreciation and amortization minus (c) interest income.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrowers and their Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrowers and their Subsidiaries.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Borrower, and any confirming letter executed pursuant to such hedging agreement, all as amended or supplemented from time to time.



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         "Incarceration Agreement" means any agreement, as amended, restated or otherwise modified, pursuant to which a Governmental Authority has contracted to incarcerate, detain or otherwise house inmates, prisoners or other detainees of such Governmental Authority at a Correctional Facility.

         "Initial Facilities" means the collective reference to the Houston Processing Center, the Laredo Processing Center, the Bridgeport Pre-Parole Transfer Facility, the Mineral Wells Pre-Parole Transfer Facility, the West Tennessee Detention Facility, the Leavenworth Detention Center, the Eloy Detention Center, the Central Arizona Detention Center and the T. Don Hutto Correctional Center, all of which Correctional Facilities shall be acquired by CCA REIT from CCA pursuant to the Sale Leaseback Documents.

         "Interest Expense" means, with respect to the Borrowers and their Subsidiaries for any period, the gross interest expense (including without limitation, interest expense attributable to Capital Leases and all net obligations pursuant to Hedging Agreements) of the Borrowers and their Subsidiaries, determined for such period on a Consolidated basis in accordance with GAAP.

         "Interest Period" shall have the meaning assigned thereto in Section 4.1(b).

         "Investment Grade Rating" means a Senior Debt Rating of at least (a) BBB- by Standard & Poor's or (b) Baa3 by Moody's.

         "Issuing Lender" means First Union in its capacity as issuer of any Letter of Credit, or any successor thereto.

         "L/C Commitment" means Five Million Dollars ($5,000,000).

         "L/C Facility" means the letter of credit facility established pursuant to Article III hereof.

         "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of all outstanding Reimbursement Obligations.

         "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

         "Lease" means the collective reference to the leases, each as amended, restated or otherwise modified, between any Borrower and any Private Counterparty or any Public Counterparty for the lease of any Correctional Facility; "Lease" means any of such leases.

         "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.9.

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

         "Letters of Credit" shall have the meaning assigned thereto in Section 3.1.

         "LIBOR" means the rate for deposits in Dollars for a period equal to the Interest Period selected which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period. If, for any reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in the amount of $5,000,000 are being offered to leading banks at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

         "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

         LIBOR Rate =                       LIBOR
                             ----------------------------------
                             1.00-Eurodollar Reserve Percentage

         "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loans" means the collective reference to the Revolving Credit Loans and the Swingline Loans and "Loan" means any of such Loans.

         "Loan Documents" means, collectively, this Agreement, the Notes, Security Documents, the Applications, the Letters of Credit, any Hedging Agreement executed by any Lender or any Affiliate of any Lender in connection with hedging the interest rate exposure of any Borrower under this Agreement and each other document, instrument and agreement executed and delivered by any Borrower, any Subsidiary thereof or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

         "Maintenance Capital Expenditures" means, with respect to the Borrowers and their Subsidiaries for any period, the aggregate cost of maintaining any Capital Assets of the Borrowers and their Subsidiaries during such period, as determined in accordance with GAAP.

         "Master Lease Agreement" means the master lease agreement, as amended, restated or otherwise modified, between CCA REIT and CCA pertaining to all Correctional Facilities leased from CCA REIT by CCA.

         "Material Adverse Effect" means, with respect to any Borrower or any Subsidiary thereof, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of any such Person, the ability of any such Person to perform its obligations under the Loan Documents, the Sale Leaseback Documents or any other material agreement of any Borrower, in each case to which it is a party, or the ability of the Administrative Agent or any Lender to enforce its respective rights and remedies under the Loan Documents.

         "Material Contract" means (a) any contract or other agreement, written or oral, of any Borrower or any Subsidiary thereof involving monetary liability of or to any such Person in an amount in excess of $250,000 per annum, or (b) any other contract or agreement, written or oral, of any Borrower or any Subsidiary thereof, the failure of any party to comply with which could reasonably be expected to have a Material Adverse Effect.

         "Moody's" means Moody's Investors Service, Inc., and its successors and assigns.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

         "Net Cash Proceeds" means, as applicable, (a) with respect to any sale or other disposition of assets, the gross cash proceeds received by any Borrower or any Subsidiary thereof from such sale less the sum of (i) all income taxes and other taxes assessed by a Governmental Authority as a result of such sale and any other customary fees and expenses incurred in connection therewith and
(ii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be and is repaid in connection with such sale, (b) with respect to any offering of equity securities or issuance of Debt, the gross cash proceeds received by any Borrower or any Subsidiary thereof less all legal, underwriting and other reasonable fees and expenses incurred in connection therewith and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by any Borrower or any Subsidiary thereof from an insurance company or Governmental Authority net of all reasonable expenses of collection.

         "Net Income" means, with respect to the Borrowers and their Subsidiaries, the Consolidated net income (or loss) of the Borrowers and their Subsidiaries for such period determined in accordance with GAAP; provided, that there shall be excluded from net income (or loss): (a) the income (or loss) of any Person (other than a Subsidiary of such Person) in which such Person has an ownership interest unless received by such Person in a cash distribution, (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of such first Person or is merged into or consolidated with such first Person, and (c) to the extent not excluded from Net Income by clauses (a) and (b) above, any after-tax extraordinary gains.

         "Net Operating Income" means, for any period, the sum of the following for such period (a) Funds From Operations plus (b) Interest Expense.

         "Net Worth" means, with respect to any Person, at any date, the stockholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) of such Person on such date determined in accordance with GAAP.

         "Notes" means the collective reference to the Revolving Credit Notes and the Swingline Notes and "Note" means any of such Notes.

         "Notice of Account Designation" shall have the meaning assigned thereto in Section 2.3(b).

         "Notice of Borrowing" shall have the meaning assigned thereto in
Section 2.3(a).

         "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

         "Notice of Prepayment" shall have the meaning assigned thereto in
Section 2.4(d).

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by any Borrower to any Lender (or its Affiliate) or the Administrative Agent under any Hedging Agreement required pursuant to Section 8.15 to which a Lender (or its Affiliate) is a party and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by any Borrower to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

         "Offering" means the issuance of common stock of CCA REIT in a fully underwritten initial public offering.

         "Option Agreements" means the collective reference to the option agreements, each as amended, restated or otherwise modified, between CCA REIT and CCA granting CCA REIT the exclusive option to obtain any or all of the Option Facilities.

         "Option Facilities" means the collective reference to the Northeast Ohio Correctional Center, the Torrance County Detention Facility, the Southern Colorado Correctional Facility, the North Fork Correctional Facility and the Whiteville Correctional Facility which CCA REIT shall have the option of acquiring from CCA pursuant to the Option Agreements.

         "Other Taxes" shall have the meaning assigned thereto in Section
4.11(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of any Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of any Borrower or any of their current or former ERISA Affiliates.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Preferred Stock" means any class of capital stock the terms of which contain a preference over common stock in the payment of dividends or the liquidation of assets, or is otherwise designated as preferred.

         "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "Private Counterparty" means any counterparty to a Lease that is not a Public Counterparty.

         "Public Counterparty" means any Governmental Authority that is a counterparty to a Lease.

         "Purchase Agreements" means the collective reference to the Agreement of Sale and Purchase, each as amended, restated or otherwise modified, between CCA REIT and CCA for the purchase of the Initial Facilities.

         "Register" shall have the meaning assigned thereto in Section 13.9(d).

         "Reimbursement Obligation" means the obligation of the Borrowers to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

         "Required Dividends" means for any period all dividends required to be distributed by CCA REIT under the Code (and any other Applicable Law) with respect to its capital stock to maintain its status as a qualified real estate investment trust.

         "Required Lenders" means, at any date, any combination of holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate Extensions of Credit, or if no Extensions of Credit are outstanding, any combination of Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%).

         "Revolver Secured Cash Flow" means, for any period, the sum of the following for such period (a) Net Operating Income less (b) Maintenance Capital Expenditures, in each case with respect to properties on which there is a perfected first priority Lien in favor of the Administrative Agent for the ratable benefit of itself and the Lenders.

         "Revolving Credit Facility" means the revolving credit facility established pursuant to Article II hereof.

         "Revolving Credit Loan" means any revolving loan made to any Borrower pursuant to Section 2.1, and all such Loans collectively as the context requires.

         "Revolving Credit Notes" means the separate Revolving Credit Notes made by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A-1 hereto, evidencing the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Revolving Credit Note" means any of such Notes.

         "Revolving Termination Date" means the earliest of the dates referred to in Section 2.7.

         "Right to Purchase Agreement" means the right to purchase agreement, as amended, restated or otherwise modified, between CCA REIT and CCA granting CCA REIT an option to acquire, at fair market value, any correctional or detention facility acquired or developed and owned by CCA at any time hereafter, for a period of three (3) years after the date on which CCA first receives inmates at such facility.

         "Sale Leaseback Documents" means the collective reference to the Leases for the Initial Facilities and the Option Facilities, the Master Lease, the Purchase Agreements, the Option

Agreements, the Right to Purchase Agreement, the Trade Name Use Agreement and each other document executed by any Borrower pertaining to or evidencing any transaction relating to the sale of correctional or detention facilities by CCA to any Borrower and subsequent leasing of such facilities by any Borrower to CCA.

         "Sale Leaseback Transactions" means the collective reference to the transactions contemplated, referred to or evidenced by the Sale Leaseback Documents and as described in the S-11 Registration Statement (the "Registration Statement"), as amended, restated or otherwise modified, filed with the Securities and Exchange Commission on April 24, 1997.

         "Security Agreement" means the reference to the security agreement executed by the Borrowers and their Subsidiaries in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, substantially in the form of Exhibit H hereto, as amended, restated or otherwise modified.

         "Security Documents" means the collective reference to the Assignments of Lease, the Deeds of Trust, the Security Agreement and each other agreement or writing pursuant to which any Borrower or any Subsidiary thereof pledges or grants a security interest in any property or assets securing the Obligations or any such Person guaranties the payment and/or performance of the Obligations.

         "Senior Debt Rating" means the rating, as determined by either Moody's or Standard & Poor's, of CCA REIT's senior unsecured non-credit enhanced long term Debt; provided that, as long as the Borrowers lease all Correctional Facilities to CCA, the applicable rating of CCA's senior unsecured non-credit enhanced long term debt may be substituted in lieu thereof.

         "Standard & Poor's" means Standard & Poor's Ratings Group, a Division of McGraw-Hill Corporation, and its successors and assigns.

         "Solvent" means, as to the Borrowers and their Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         "Subsidiary" means as to any Person, any corporation, partnership or other entity, domiciled within the United States, of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrowers.

         "Swingline Commitment" means Five Million Dollars ($5,000,000).

         "Swingline Lender" means First Union in its capacity as swingline lender hereunder.

         "Swingline Loan" means any swingline loan made by the Swingline Lender to any Borrower pursuant to Section 2.2, and all such Loans collectively as the context requires.

         "Swingline Note" means the Swingline Note made by the Borrowers payable to the order of the Swingline Lender, substantially in the form of Exhibit A-2 hereto, evidencing the Swingline Loans, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

         "Swingline Termination Date" means the earlier to occur of (a) the resignation of First Union as Administrative Agent in accordance with Section
12.9 and (b) the Revolving Termination Date.

         "Taxes" shall have the meaning assigned thereto in Section 4.11(a).

         "Termination Event" means: (a) a "Reportable Event" described in
Section 4043 of ERISA, or (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

         "Total Liabilities" means, at any date, all liabilities, including without limitation all Contingent Obligations and all obligations relative to the face amount of Letters of Credit, whether or not drawn, any banker's acceptances and Reimbursement Obligations, of the Borrowers and their Subsidiaries, calculated on a Consolidated basis without duplication in accordance with GAAP.

         "Total Capitalization" means, at any date, the sum of (a) Total Liabilities plus (b) Net Worth of the Borrowers.

         "Total Funded Debt" means, with respect to the Borrowers and their Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn and banker's acceptances issued for the account of any such Person.

         "Total Secured Debt" means the aggregate principal amount of Total Funded Debt secured by a Lien on any assets of any Borrower or any Subsidiary thereof.

         "Total Unsecured Debt" means the aggregate principal amount of Total Funded Debt not secured by a Lien on any asset of any Borrower or any Subsidiary thereof.

         "Trade Name Use Agreement" means the trade name use agreement, as amended, restated or otherwise modified, between CCA REIT and CCA, granting the Borrowers the right to use the trade name "CCA" as part of their respective names.

         "Uniform Customs" the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

         "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina.

         "United States" means the United States of America.

         "Unleveraged Cash Flow" means, for any period, the sum of the following for such period (a) Net Operating Income less (b) Maintenance Capital Expenditures, in each case with respect to Correctional Facilities which are not subject to any Lien.

         "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary all of the shares of capital stock or other ownership interests of which are, directly or indirectly, owned or controlled by any Borrower and/or one or more of the Wholly-Owned Subsidiaries thereof.

         SECTION 1.2. General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

         SECTION 1.3.      Other Definitions and Provisions.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                   ARTICLE II

                           REVOLVING CREDIT FACILITY

         SECTION 2.1. Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrowers on a joint and several basis from time to time from the Closing Date through, but not including, the Revolving Termination Date as requested by CCA REIT on behalf of the Borrowers in accordance with the terms of Section 2.3; provided, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the sum of all outstanding Swingline Loans and the L/C Obligations and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrowers shall not at any time exceed such Lender's Commitment less such Lender's Commitment Percentage of the L/C Obligations and Swingline Loans then outstanding. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Termination Date.

         SECTION 2.2.      Swingline Loans.

         (a) Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time from the Closing Date through, but not including, the Swingline Termination Date; provided, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Aggregate Commitment less the sum of all outstanding Revolving Credit Loans and the L/C Obligations and (ii) the Swingline Commitment.

         (b)      Refunding.

                  (i) Swingline Loans (except with respect to any Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received actual notice and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable) shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Charlotte time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Commitment Percentage of a Swingline Loan shall be affected by any other Lender's failure to fund its Commitment Percentage of a Swingline Loan, nor shall any Lender's Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage.

                  (ii) The Borrowers shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, each Borrower hereby authorizes the Administrative Agent to charge any account maintained with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrowers from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrowers pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received actual notice and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

                  (iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans (except any Swingline Loan extended after the occurrence and during the continuance of an Event of Default which has not been waived by the Required Lenders or the Lenders, as applicable) in accordance with the terms of this Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever; provided, that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.2, one of the events described in Section 11.1(j) or (k) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

         SECTION 2.3. Procedure for Advances of Revolving Credit and Swingline Loans.

         (a) Requests for Borrowing. CCA REIT shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 12:00 noon (Charlotte time) (i) at least one Business Day before each Base Rate Loan (other than a Swingline Loan),
(ii) on the same Business Day as each Swingline Loan and (iii) at least three Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in the full amount of the aggregate Available Commitment of the Lenders, or, if less, shall be in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof for Base Rate Loans, a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof for LIBOR Rate Loans and a minimum principal amount of $100,000 or an integral multiple of $100,000 in excess thereof for Swingline Loans, (C) whether such Loan is to be a Revolving Credit Loan or a Swingline Loan, (D) in the case of a Revolving Credit Loan, whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 12:00 noon (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing with respect to a Revolving Credit Loan.

         (b) Disbursement of Revolving Credit and Swingline Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made to the Borrower on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrowers identified on the most recent Notice of Account Designation substantially in the form of Exhibit D (a "Notice of Account Designation") or as otherwise agreed upon by CCA REIT and the Administrative Agent from time to time. Subject to
Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Administrative Agent its


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



Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in
Section 2.2(b) hereof.


         SECTION 2.4.      Repayment of Loans.

         (a) Repayment on the Termination Date. The Borrowers shall repay the outstanding principal amount of (i) all Revolving Credit Loans on the Revolving Termination Date, if not sooner repaid, and (ii) all Swingline Loans in accordance with Section 2.2(b), together, in each such case, with all accrued but unpaid interest thereon.

         (b) Mandatory Repayment of Excess Loans. If at any time the outstanding principal amount of all Loans plus the L/C Obligations exceeds the Aggregate Commitment, the Borrowers shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans, and third, with respect to any Letters of Credit then outstanding, a payment of cash collateral into a cash collateral account opened by the Borrowers with the Administrative Agent for the benefit of the Lenders (such cash collateral to be applied in accordance with Section 11.2(b)). Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (c) Other Mandatory Repayments. The Borrowers shall also be required to make mandatory repayments of the Loans:

                  (i) with the Net Cash Proceeds received from the sale of any Correctional Facility to CCA and from the refinancing of Debt of the Borrowers relating to any Correctional Facility, in each case which results in a corresponding release of any Lien of the Administrative Agent for the ratable benefit of itself or the Lenders pursuant to Section 2.9; and

                  (ii) with respect to the Net Cash Proceeds arising from a payment under an insurance policy or in connection with a condemnation proceeding, to the extent required by the applicable Deed of Trust.

         Each such repayment shall be made within three (3) Business Days of receipt of the applicable Net Cash Proceeds and shall be applied first to the principal amount of outstanding Swingline Loans and second to the principal amount of outstanding Revolving Credit Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (d) Optional Repayments. The Borrowers may at any time and from time to time repay the Revolving Credit Loans, in whole or in part, by providing irrevocable prior written notice, in the form attached hereto as Exhibit C (a "Notice of Prepayment"), to the

Administrative Agent not later than 12:00 noon (Charlotte time) at least one (1) Business Day prior to such repayment with respect to LIBOR Rate Loans repaid at the maturity of such LIBOR Rate Loans, three (3) Business Days prior to such repayment with respect to any other LIBOR Rate Loans and one (1) Business Day prior to such repayment with respect to Base Rate Loans, specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans (and if so, which LIBOR Rate Loans), Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof for Base Rate Loans, a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof for LIBOR Rate Loans and a minimum principal amount of $100,000 or an integral multiple of $100,000 in excess thereof for Swingline Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (e) Limitation on Repayment of LIBOR Rate Loans. Notwithstanding the provisions of Section 2.4(d), the Borrowers may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         SECTION 2.5.      Notes.

         (a) Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of the Borrowers to repay such Revolving Credit Loans shall be evidenced by a Revolving Credit Note executed by the Borrowers payable to the order of such Lender representing the Borrowers' obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the Borrowers hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

         (b) Swingline Notes. The Swingline Loans and the obligation of the Borrowers to repay such Swingline Loans shall be evidenced by a Swingline Note executed by the Borrowers payable to the order of the Swingline Lender representing the Borrowers' obligation to pay the Swingline Lender's Swingline Commitment or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrowers hereunder, plus interest on such principal amounts and all other fees, charges and other amounts due thereon. The Swingline Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

         SECTION 2.6.      Permanent Reduction of the Aggregate Commitment.

         (a) The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, the Aggregate Commitment in a minimum principal amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof.

         (b) Each permanent reduction permitted pursuant to this Section 2.6 shall be accompanied by a payment of principal (and with respect to L/C Obligations, furnishing of cash collateral) sufficient to reduce the aggregate outstanding Extensions of Credit of the Lenders after such reduction to the Aggregate Commitment as so reduced. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and, if such reduction is permanent, termination of the Commitments and Credit Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such reduction may be made only on the last day of the then current Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to
Section 4.9 hereof.

         SECTION 2.7. Revolving Termination Date. The Credit Facility (subject to Section 2.2(a) with respect to Swingline Loans) shall terminate on the earliest of (a) July 18, 2000 (b) the date of termination by the Borrowers pursuant to Section 2.6(a), and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a); provided, that not earlier than the ninetieth (90th) day and not later than the sixtieth (60th) day prior to each of the first and second anniversaries of the Closing Date (each, an "Extension Date"), CCA REIT may, by written notice (an "Extension Request") given to the Administrative Agent, request that the date set forth in clause (a) above be extended in each such instance to a date that is one (1) year after such date then in effect. The Administrative Agent shall promptly advise each Lender of its receipt of any Extension Request and furnish each Lender with a copy thereof. Each Lender may, in its sole discretion, consent to a requested extension by giving written notice thereof to the Administrative Agent not later than the Business Day (the "Extension Confirmation Date") immediately preceding the date which is thirty (30) days after receipt of the Extension Request. No Lender shall be under any obligation or commitment to extend such date and no such obligation or commitment on the part of any Lender shall be inferred from the provisions of this Section 2.7. Failure on the part of any Lender to respond to an Extension Request by the applicable Extension Confirmation Date shall be deemed to be a denial of such request by such Lender. The requested extension shall not be granted unless Lenders holding Commitments aggregating at least 80% of the Aggregate Commitment as of the date the Extension Request is given shall have consented in writing to such extension. If Lenders holding Commitments aggregating less than 100% but equal to or greater than 80% of such Aggregate Commitment so consent to such an extension, CCA REIT may elect by written notice to the Administrative Agent and Lenders to (i) continue the Credit Facility for such additional period with an Aggregate Commitment equal to the then effective Aggregate Commitment less the total Commitments of Lenders who have not consented to such an extension ("Non-Consenting Lenders") or (ii) require any such Non-Consenting Lender to transfer and assign without recourse (in accordance with the provisions of Section 13.9) its Commitment and other interests, rights and obligations under this Agreement to an Eligible Assignee, which shall assume such obligations; provided that (A) no such assignment shall conflict with any Applicable Law, (B) such assignment shall be at the expense of the Borrowers and
(C) the purchase price to be paid to such Non-Consenting Lender shall be an amount equal to the outstanding principal amount of Loans of such Non-Consenting Lender plus all interest accrued and unpaid thereon and all other amounts owing to such Non-Consenting Lender hereunder. Promptly following the applicable Extension Confirmation Date and in any event within five (5) Business Days, the Administrative Agent shall provide notice to CCA REIT in writing as to whether the requested extension has been granted and, if applicable, the list of Non-Consenting Lenders (an "Extension Confirmation Notice"). If granted, such extension shall become effective with respect to each Lender consenting thereto pursuant to the terms hereof upon the date of issuance of such Extension Confirmation Notice. The Administrative Agent shall promptly thereafter provide a copy of such Extension Confirmation Notice to each Lender.

         SECTION 2.8. Use of Proceeds. Subject to Sections 10.11 and 10.12, the Borrowers shall use the proceeds of the Loans (a) to fund the acquisition of Correctional Facilities, (b) to fund construction and further development of Correctional Facilities and (c) for working capital and general corporate requirements of the Borrowers and their Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions.

         SECTION 2.9. Release of Security. Upon (i) the sale of any Correctional Facility to CCA permitted hereunder, or (ii) the refinancing of any Debt relating to any Correctional Facility permitted hereunder, the Liens of the Administrative Agent for the ratable benefit of itself and the Lenders arising under the Security Document relating to the specific assets subject to such sale or refinancing, shall be deemed released and at the expense of the Borrowers the Administrative Agent and Lenders shall execute all release documentation reasonably requested and delivered by the Borrowers in order to release such Liens; provided that, (i) the aggregate proceeds received in connection with such refinancing or sale are the greater of (A) the fair market value, as determined by the Independent Committee of the Board of Trustees of CCA REIT, of such Correctional Facility and (B) the amount equal to seventy five percent (75%) of the initial purchase price of such Correctional Facility plus the aggregate amount of all Capital Expenditures made by the Borrowers with respect to such Correctional Facility and (ii) the Net Cash Proceeds of such refinancing or sale are applied to reduce outstanding Extensions of Credit in the manner set forth in Section 2.4(c).

         SECTION 2.10. Increase In Aggregate Commitment; Additional Lenders. The Aggregate Commitment may be increased and financial institutions added as Lenders hereunder within forty-five (45) days after receipt by the Administrative Agent of a written request therefor from CCA REIT on behalf of the Borrowers; provided that (a) no Default or Event of Default exists at the time of such request or the effective date of the amendment giving effect to such request, (b) each Lender approves (in its sole discretion) and executes such amendment and (c) any increase in the Aggregate Commitment shall first be offered to Lenders party hereto at the time of such written request before any such offer is made to any financial institution.


                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

         SECTION 3.1. L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrowers on any Business Day from the Closing Date through but not including the Revolving Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Available Commitment of any Lender would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $250,000, (ii) be a standby letter of credit issued to support obligations of any Borrower or any of Subsidiary thereof, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date satisfactory to the Issuing Lender, which date shall be no later than the Revolving Termination Date and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

         SECTION 3.2. Procedure for Issuance of Letters of Credit. The Borrowers may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrowers. The Issuing Lender shall furnish to CCA REIT a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each Lender's participation therein pursuant to Section 3.4(a), all promptly following the issuance of such Letter of Credit.

         SECTION 3.3.      Commissions and Other Charges.

         (a) The Borrowers shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit in an amount equal to the product of (i) a per annum fee equal to the Applicable Margin in effect with respect to LIBOR Rate Loans as set forth in Section 4.1(c) and (ii) the face amount of such Letter of Credit on the corresponding payment date (or if sooner, the termination date of the Letter of Credit). Such fee shall be payable quarterly in arrears on the Business Day next succeeding the last Business Day of each calendar quarter and on the Revolving Termination Date. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and L/C Participants all commissions received by the Administrative Agent in accordance with their respective Commitment Percentages.

         (b) The Borrowers shall pay to the Issuing Lender a fronting fee with respect to each Letter of Credit in an amount equal to the product of (i) 0.125% (on a per annum basis) and (ii) the face amount of such Letter of Credit. Such fee shall be payable quarterly in arrears on the Business Day next succeeding the last Business Day of each calendar quarter as long as such Letter of Credit is outstanding.

         (c) In addition to the foregoing fees, the Borrowers shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

         SECTION 3.4.      L/C Participations.

         (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed and such payments shall thereafter be reflected as Extensions of Credit of the Lenders on the books and records of the Administrative Agent.

         (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times
(ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times
(iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         SECTION 3.5. Reimbursement Obligation of the Borrowers. The Borrowers agree to reimburse the Issuing Lender on each date on which the Issuing Lender notifies CCA REIT of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrowers fail to timely reimburse the Issuing Lender on the date CCA REIT receives the notice referred to in this Section 3.5, the Borrowers shall be deemed to have timely given a Notice of Borrowing hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, subject to the satisfaction or waiver of the conditions precedent specified in Article V, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

         SECTION 3.6. Obligations Absolute. The Borrowers' obligations under this Article III (including without limitation the Reimbursement Obligation) shall be joint and several and absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender, any L/C Participant, the Administrative Agent or any beneficiary of a Letter of Credit. Each Borrower also agrees with the Issuing Lender and each L/C Participant that neither the Issuing Lender nor any L/C Participant shall be responsible for, and the Borrowers' Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. Each Borrower agrees that any action taken or omitted by the Issuing Lender or any L/C Participant under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC, shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrowers. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         SECTION 3.7. Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.


                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS

         SECTION 4.1. Interest.

         (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of CCA REIT on behalf of the Borrowers, the aggregate principal balance of the Revolving Credit Notes or any portion thereof shall bear interest at the Base Rate or the LIBOR Rate plus, in each case, the Applicable Margin as set forth below; provided that the LIBOR Rate shall not be available until three Business Days after the Closing Date. CCA REIT on behalf of the Borrowers shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan" and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan." Any Swingline Loan shall bear interest at the Base Rate. Any Loan or any portion thereof as to which CCA REIT on behalf of the Borrowers has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

         (b) Interest Periods. In connection with each LIBOR Rate Loan, CCA REIT on behalf of the Borrowers, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two
(2), three (3) or six (6) months; provided that:

              (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

             (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

             (iv) no Interest Period shall extend beyond the Revolving Termination Date; and

              (v) there shall be no more than six (6) Interest Periods outstanding at any time.

         (c) Applicable Margin. The Applicable Margin provided for in Section 4.1(a) with respect to the Loans (the "Applicable Margin") shall be (i) during the period from the Closing Date through and including the date which is five
(5) Business Days following the date on which the Administrative Agent receives notice that CCA REIT has received an Investment Grade Rating, 0.25% for Base Rate Loans and 1.50% for LIBOR Rate Loans and (ii) thereafter shall be determined by reference to the higher Senior Debt Rating announced by Standard & Poor's or Moody's, as applicable, as follows:

=============================================================================================================================
         Tier                        Senior Debt Rating                                 Applicable Margin
                                                                    =========================================================
                                                                             LIBOR                     Base Rate
-----------------------------------------------------------------------------------------------------------------------------
           I     GREATER THAN OR EQUAL TO = BBB+/Baa1                        1.125%                      0.000%
-----------------------------------------------------------------------------------------------------------------------------
          II     GREATER THAN OR EQUAL TO = BBB/Baa2                         1.250%                      0.000%
-----------------------------------------------------------------------------------------------------------------------------
         III     GREATER THAN OR EQUAL TO = BBB-/Baa3                        1.375%                      0.125%
-----------------------------------------------------------------------------------------------------------------------------
          IV     LESS THAN BBB-/Baa3                                         1.750%                      0.500%
=============================================================================================================================


Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on the fifth (5th) Business Day after the Administrative Agent has received notice of a change in the Senior Debt Rating. In the event that the above referenced rating designations are replaced by Standard & Poor's or Moody's, as applicable, the equivalent replacement rating designation shall be deemed automatically substituted therefor. Subject to Section 4.1(d), in the event that the Senior Debt Rating becomes unavailable, the Applicable Margin shall be the highest Applicable Margin set forth above until the fifth (5th) Business Day after the Senior Debt Rating once again becomes available.

         (d) Default Rate. Upon the occurrence and during the continuance of an Event of Default, (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the Business Day next succeeding the last Business Day of each calendar quarter commencing September 30, 1997; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All interest on LIBOR Rate Loans shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and all other interest rates, fees and commissions provided hereunder shall be computed on the basis of an 365/366-day year and assessed for the actual number of days elapsed.

         (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the Borrowers any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

         SECTION 4.2. Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans (other than Swingline Loans) in a minimum principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans; or (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a minimum principal amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans, or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, CCA REIT on behalf of the Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Conversion/ Continuation") not later than 12:00 noon (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business
Day), (C) the principal amount of such Loans to be converted or continued, and
(D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 4.3. Fees.

         (a) Commitment Fee. Commencing on the Closing Date, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee on the average daily unused portion of the Aggregate Commitment at a rate per annum which shall be 0.25%. The commitment fee shall be payable in arrears on the Business Day next succeeding the last Business Day of each calendar quarter during the term of this Agreement commencing September 30, 1997, and on the Revolving Termination Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

         (b) Administrative Agent's Fee. The Borrowers agree to pay to the Administrative Agent, for its own account, an annual Administrative Agent's fee as set forth in the separate fee letter agreement executed by CCA REIT and the Administrative Agent dated May 2, 1997, payable in advance on the Closing Date and on each anniversary of the Closing Date during the term of this Agreement thereafter.

         (c) Arrangement, Upfront and Other Fees. The Borrowers agree to pay to the Administrative Agent, for the account of itself and the Lenders, the fees set forth in such fee letter.

         SECTION 4.4. Manner of Payment. Each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 2:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders pro rata in accordance with their respective Commitment Percentages (other than as specifically set forth below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 3:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of
Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 3:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with this Section 4.4 and shall wire advice of the amount of such credit to each Lender. All payments received on or before 12:00 Noon (Charlotte, North Carolina time) shall be remitted by the Administrative Agent to each of the Lenders in accordance with this Section 4.4 on the same Business Day that such payments are received. Any payments received after 12:00 Noon (Charlotte, North Carolina time) shall be remitted by the Administrative Agent to the Lenders in accordance with this Section 4.4 on the next succeeding Business Day. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender.

         SECTION 4.5. Crediting of Payments and Proceeds. In the event that any Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by any Borrower hereunder, then to all indemnity obligations then due and payable by any Borrower hereunder, then to all Administrative Agent's and Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Swingline Note to the Swingline Lender, then to the principal amount outstanding under the Swingline Note to the Swingline Lender, then to accrued and unpaid interest on the Revolving Credit Notes and the Reimbursement Obligation (pro rata in accordance with all such amounts due), then to the principal amount of the Revolving Credit Notes and Reimbursement Obligation (pro rata in accordance with all such amounts due) and then to the cash collateral account described in Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, then to any termination payments due in respect of a Hedging Agreement with any Lender or any Affiliate thereof required pursuant to Section 8.15, in that order.

         SECTION 4.6. Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Extensions of Credit, or interest thereon, or if any Lender shall at any time receive any collateral in respect of its Extensions of Credit (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Extensions of Credit, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, with interest (only if the Benefitted Lender must pay interest) ratably, based on the amount which each such Lender must return to the aggregate amount which must be returned by the Benefitted Lender. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 4.7. Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.3(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of
(a) the amount of such Lender's Commitment Percentage of such borrowing, times
(b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

         SECTION 4.8.      Changed Circumstances.

         (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to CCA REIT. Thereafter, until the Administrative Agent notifies CCA REIT that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Revolving Credit Loan to or continue any Revolving Credit Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

         (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to CCA REIT and the other Lenders. Thereafter, until the Administrative Agent notifies CCA REIT that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Revolving Credit Loan to or continue any Revolving Credit Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

               (i) shall subject any of the Lenders or the Issuing Lender, as Issuing Lender (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

              (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify CCA REIT of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify CCA REIT of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this
Section 4.8(c); provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to CCA REIT through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.9. Indemnity. Each Borrower hereby indemnifies each of the Lenders against any loss or expense (including, without limitation, any administrative fees and expenses) which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by any Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of any Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion (other than a conversion pursuant to Section 4.8(b)(ii)) of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market, using any reasonable attribution or averaging methods which such Lender deems appropriate and practical, and pursuant to the following formula:

             Indemnified Amount = (COFO-COFBD) times P times D
                                  ----------------------------
                                              360

where:

         "COFO" means the cost of deposits or funds in connection with any Loan referred to in this Section 4.9 at the origination of such Loan, as determined by the applicable Lender.

         "COFBD" means the cost of deposits or funds in connection with any Loan referred to in this Section 4.9 on the breakage date giving rise to the compensation provided for in this Section 4.9 for the days remaining in the Interest Period applicable to such Loan, as determined by the applicable Lender.

         "P" means the aggregate principal amount of such Loan subject to compensation under this Section 4.9.

         "D" means the number of days remaining in the original Interest Period applicable to such Loan referred to in this Section 4.9.

A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to CCA REIT by the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.10. Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to CCA REIT and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         SECTION 4.11. Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrowers hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and
(ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) such Borrower shall make such deductions, (C) such Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) such Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d).

         (b) Stamp and Other Taxes. In addition, the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the

Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         (c) Indemnity. Each Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) Evidence of Payment. Upon the request of the Administrative Agent, the Borrowers shall furnish to the Administrative Agent evidence of the Borrowers' payment of any Taxes or Other Taxes in the form of the original or a certified copy of a receipt of payment thereof or other evidence of payment satisfactory to the Administrative Agent.

         (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to CCA REIT, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to CCA REIT, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to CCA REIT, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies CCA REIT and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f) Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

                                    ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 5.1. Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Charlotte, North Carolina at 10:00 a.m. on July 18, 1997, or on such other date as the parties hereto shall mutually agree.

         SECTION 5.2. Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

         (a) Executed Loan Documents. The following Loan Documents, in form and substance satisfactory to the Administrative Agent and each Lender:

                  (i) this Agreement;

                 (ii) the Revolving Credit Notes;

                (iii) the Swingline Note;

                 (iv) the Security Agreement;

                  (v) an Assignment of Lease for each Lease existing on the Closing Date; and

                 (vi) a Deed of Trust for each parcel of real property owned by any Borrower on the Closing Date;

shall have been duly authorized, executed and delivered by the Borrower party thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrowers shall have delivered original counterparts thereof to the Administrative Agent.

         (b)      Closing Certificates; etc.

                  (i) Officers's Certificate. The Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of CCA REIT, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that each Borrower has satisfied each of the closing conditions to be satisfied by it.

                  (ii) Certificate of Secretary of the Borrowers. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Borrower certifying that attached thereto is a true and complete copy of the certificate of incorporation of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of such Borrower as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of such Borrower executing the Loan Documents.

                  (iii) Certificates of Good Standing. The Administrative Agent shall have received long-form certificates as of a recent date of the good standing of each Borrower under the laws of its jurisdiction of organization and each other jurisdiction where the Borrower is qualified to do business and a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

                  (iv) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Borrowers, including favorable opinions of local counsel in jurisdictions where any Deed of Trust is to be filed, addressed to the Administrative Agent and the Lenders with respect to the Borrowers, the Loan Documents and such other matters as the Lenders shall request.

                  (v) Tax Forms. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by Section 4.11(e) hereof.

         (c)      Collateral.

                     (i) Filings and Recordings. All filings and recordations that are necessary to perfect the security interests of the Lenders in the collateral described in the Security Documents shall have been forwarded for filing in all appropriate locations and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that such security interests upon such filings constitute valid and perfected first priority Liens therein.

                     (ii) Lien Search. The Borrowers shall have delivered the results of a Lien search made against the Borrowers under the Uniform Commercial Code as in effect in any state in which any of its assets are located, indicating among other things that its assets are free and clear of any Lien except for Liens permitted hereunder.

                     (iii) Hazard and Liability Insurance. The Administrative Agent shall have received certificates of insurance, evidence of payment of all insurance premiums for the current policy year of each, and, if requested by the Administrative Agent, copies (certified by an officer of CCA REIT) of insurance policies in the form required under Section 7.3 and the

Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

                           (iv) Title Insurance. The Administrative Agent shall
have received a marked-up commitment for a policy of title insurance, insuring Lenders' first priority Liens and showing no Liens prior to Lenders' Liens other than for ad valorem taxes not yet due and payable, with title insurance companies acceptable to the Administrative Agent on the property subject to the Deeds of Trust with the final title insurance policy, being delivered within thirty (30) days after the Closing Date. Further, the Borrowers agree to provide or obtain any customary affidavits and indemnities as may be required or necessary to obtain title insurance satisfactory to the Administrative Agent.

                           (v) Title Exceptions. Copies of all recorded
documents creating exceptions to the title policy referred to in Section 5.2(c)(iv).

                           (vi) Matters Relating to Flood Hazard Properties.
Evidence, in the form of a certification by an insurance broker or a municipal engineer, or other third party satisfactory to the Administrative Agent, stating that each parcel of property subject to a Deed of Trust is not located in an area having "special flood hazards."

                           (vii) Surveys. Copies of as-built surveys of a recent
date of each parcel of real property subject to a Deed of Trust certified as of a recent date by a registered engineer or land surveyor. Each such survey with an effective date of more than sixty (60) days prior to the Closing Date shall be accompanied by an affidavit (a "Survey Affidavit") of an authorized signatory of the owner of such property stating that there have been no improvements or encroachments to the property since the date of the respective survey such that the existing survey is no longer accurate. Such survey shall show the area of such property, all boundaries of the land with courses and distances indicated, including chord bearings and arc and chord distances for all curves, and shall show dimensions and locations of all easements, private drives, roadways, and other facts materially affecting such property, and shall show such other details as the Administrative Agent may reasonably request, including without limitation, any encroachment (and the extent thereof in feet and inches) onto the property or by any of the improvements on the property upon adjoining land or upon any easement burdening the property; any improvements, to the extent constructed, and the relation of the improvements by distances to the boundaries of the property, to any easements burdening the property, and to the established building lines and the street lines; and if improvements are existing, (A) a statement of the number of each type of parking space required by applicable laws, ordinances, orders, rules, regulations, restrictive covenants and easements affecting the improvement, and the number of each such type of parking space provided, and (B) the locations of all utilities serving the improvement.

                           (viii) Environmental Assessments. A Phase I
environmental assessment of each parcel of real property subject to a Deed of Trust by an environmental engineering firm acceptable to the Administrative Agent showing no environmental conditions or liabilities in violation of Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

                  (ix) Other Real Property Information. The Administrative Agent shall have received such other certificates, documents and information as are reasonably requested by the Lenders, including, without limitation, engineering and structural reports, permanent certificates of occupancy and evidence of zoning compliance, each in form and substance satisfactory to the Administrative Agent.

         (d)      Consents; Defaults.

              (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained.

             (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

         (iii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

         (e)      Financial Matters.

               (i) Financial Statements. The Administrative Agent shall have received recent annual and interim financial statements of the Borrowers and their Subsidiaries and such other financial information with respect to the Borrowers and their Subsidiaries as may be reasonably requested by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent.

             (ii) Financial Condition Certificate. CCA REIT shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief executive officer or chief financial officer of CCA REIT, that (A) each Borrower and each of its Subsidiaries are each Solvent, (B) each Borrower's payables are current and not past due, (C) attached thereto is a pro forma balance sheet of the Borrowers and their Subsidiaries setting forth on a pro forma basis the financial condition of the Borrowers and their Subsidiaries on a Consolidated basis as of that date, reflecting on a pro forma basis the effect of the transactions contemplated herein, including all fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenants contained in Articles IX and X hereof and (D) attached thereto are the financial projections previously delivered to the Administrative Agent representing the good faith opinions of the Borrowers and senior management thereof as to the projected results contained therein.

            (iii) Payment at Closing; Fee Letters. There shall have been paid by the Borrowers to the Administrative Agent and the Lenders the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in
Section 4.3(b).

         (f)      Offering and Sale Leaseback Transactions.

                     (i) Offering. CCA REIT shall have completed the Offering on terms and conditions satisfactory to the Administrative Agent and shall have received at least $300,000,000 of Net Cash Proceeds therefrom and Doctor R. Crants shall have purchased no less than $7,500,000 and no more than $10,000,000 of common stock of CCA REIT pursuant to the Offering.

                     (ii) Acquisition of Correctional Facilities. CCA REIT shall have acquired at least eight (8) of the Initial Facilities on the terms and conditions contained in the Purchase Agreements delivered to the Administrative Agent and obtained the option to acquire at least five (5) of the Option Facilities on the terms and conditions contained in the Option Agreements delivered to the Administrative Agent.

                     (iii) Sale Leaseback Transaction. The Administrative Agent shall have received duly executed copies of the Sale Leaseback Documents and shall be reasonably satisfied with the form and substance thereof. There shall not have been any material change to the terms of the Sale Leaseback Transactions as described in the Registration Statement and the Sale Leaseback Transactions shall have been consummated pursuant to the terms of the Sale Leaseback Documents as delivered to the Administrative Agent.

         (g)      Miscellaneous.

                           (i) Notice of Borrowing; Notice of Account
Designation and Application for Letter of Credit. The Administrative Agent shall have received written instructions from CCA REIT to the Administrative Agent directing the payment of any proceeds of Loans made under this Agreement that are to be paid on the Closing Date. If a Letter of Credit is to be issued on the Closing Date, CCA REIT shall have delivered an Application.

                           (ii) Proceedings and Documents. All opinions,
certificates and other instruments and all proceedings in connection with the transactions contemplated by this

Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                           (iii) Due Diligence and Other Documents. Each
Borrower shall have delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent reasonably requests, certified by a secretary or assistant secretary of such Borrower as a true and correct copy thereof.

         SECTION 5.3. Conditions to All Loans and Letters of Credit. The obligations of the Lenders to make any Loan or issues any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

                  (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date.

                  (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) the issue date with respect to such Letter of Credit or after giving affect to such Letters of Credit on such date.

                  (c) Compliance with Use of Proceeds Restriction. CCA REIT shall have delivered a certificate in form and substance reasonably satisfactory to the Administrative Agent demonstrating pro forma compliance with Sections
10.11 and 10.12 of this Agreement.

                  (d) Officer's Compliance Certificate; Additional Documents. The Administrative Agent shall have received the financial statements and Officer's Compliance Certificate required pursuant to Sections 7.1 and 7.2 respectively and each additional document, instrument, legal opinion or other item of information reasonably requested by it.


                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

         SECTION 6.1. Representations and Warranties. To induce the Administrative Agent to enter into this Agreement and the Lenders to make the Loans or issue or participate in the Letters of Credit, the Borrowers hereby represent and warrant to the Administrative Agent and Lenders that:

         (a) Organization; Power; Qualification. Each Borrower and each Subsidiary thereof is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except in those jurisdictions in which the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. CCA REIT was organized to be and is being operated in accordance with the rules for qualification as a "real estate investment trust" under Sections 856 through 860 of the Code. The jurisdictions in which the Borrowers are organized and qualified to do business are described on Schedule 6.1(a).

         (b) Ownership. Each Subsidiary of each Borrower is listed on Schedule 6.1(b). The capitalization of the Borrowers and their Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of the Borrowers and the number of shares owned by each are described on Schedule 6.1(b). There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of any Borrower or any Subsidiary thereof, except as described on Schedule 6.1(b).

         (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the Borrowers and their Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of such Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrowers and their Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Borrower or any Subsidiary thereof,
(ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation, bylaws or other organizational documents of any Borrower or any Subsidiary thereof or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

         (e) Compliance with Law; Governmental Approvals. Each of the Borrowers and their Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties.

         (f) Tax Returns and Payments. Each of the Borrowers and their Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. No Governmental Authority has asserted any Lien or other claim against any Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of each Borrower and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of such Borrower and any of its Subsidiaries are in the judgment of such Borrower adequate, and such Borrower does not anticipate any additional taxes or assessments for any of such years.

         (g) Intellectual Property Matters. Each of the Borrowers and their Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except where the failure to so own or possess could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither any Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

         (h) Environmental Matters. Except those matters in existence on the Closing Date and set forth on Schedule 6.1(h), to the best of any Borrower's knowledge after due inquiry:

              (i) The properties of the Borrowers and their Subsidiaries do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or (B) could give rise to liability under, applicable Environmental Laws;

             (ii) Such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

            (iii) Neither the Borrowers nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does any Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

             (iv) Hazardous Materials have not been transported or disposed of from the properties of any Borrower or any Subsidiary thereof in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

              (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of any Borrower, threatened, under any Environmental Law to which any Borrower or any Subsidiary thereof is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

             (vi) There has been no release, or threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         (i)      ERISA.

              (i) Neither the Borrowers nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i);

             (ii) each Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in
Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by any Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

            (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

             (iv) Neither the Borrowers nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or
Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

              (v) No Termination Event has occurred or is reasonably expected to occur; and

             (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of any Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

         (j) Margin Stock. Neither the Borrowers nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

         (k) Government Regulation. Neither the Borrowers nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrowers nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

         (l) Material Contracts. Schedule 6.1(l) sets forth a complete and accurate list of all Material Contracts of the Borrowers and their Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 6.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof.

         (m) Burdensome Provisions. Neither the Borrowers nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrowers and their Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

         (n) Financial Information. The financial information with respect to the Borrowers which has been furnished to the Administrative Agent and each Lender, is based on reasonable estimates and assumptions, all of which are fair in light of the conditions which existed at the time the projections were made, have been prepared on the basis of the assumptions stated therein, and reflect, as of the time so furnished and the Closing Date, the reasonable estimate of senior management of the Borrowers of the results of the operations and other information projected therein. The Borrowers and their Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial information.

         (o) No Material Adverse Change. Since the date hereof, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrowers and their Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

         (p) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, each Borrower and each Subsidiary thereof will be Solvent.

         (q) Titles to Properties. Each of the Borrowers and their Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrowers and their Subsidiaries delivered pursuant to
Section 6.1(n), except those which have been disposed of by the Borrowers or their Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

         (r) Liens. None of the properties and assets of any Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 10.3. No financing statement under the Uniform Commercial Code of any state which names any Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrowers nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 10.3 hereof.

         (s) Debt and Contingent Obligations. The Borrowers and their Subsidiaries have performed and are in compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of any Borrower or any Subsidiary thereof exists with respect to any such Debt or Contingent Obligation.

         (t) Litigation. There are no actions, suits or proceedings pending nor, to the knowledge of any Borrower, threatened against or in any other way relating adversely to or affecting any Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority the result of which could reasonably be expected to have a Material Adverse Effect.

         (u) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Borrower or any Subsidiary thereof under any Material Contract or judgment, decree or order to which any Borrower or any Subsidiary thereof is a party or by which any Borrower or any Subsidiary thereof or any of their respective properties may be bound or which would require any Borrower or any Subsidiary thereof to make any payment thereunder prior to the scheduled maturity date therefor.

         (v) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of any Borrower or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by any Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Borrower or any Subsidiary thereof or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. No Borrower is aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as any Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.2. Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder and shall continue until the Obligations hereunder have been finally and indefeasibly paid and satisfied in full and the Commitments terminated.


                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.10 hereof, the Borrowers will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's Office at the address set forth in Section 13.1 hereof and to each Lender at its respective address as set forth on Schedule 1.1, or such other office as may be designated by the Administrative Agent or such Lender from time to time:

         SECTION 7.1.      Financial Statements and Projections.

         (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, an unaudited Consolidated balance sheet of the Borrowers and their Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrowers in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of CCA REIT to present fairly in all material respects the financial condition of the Borrowers and their Subsidiaries as of their respective dates and the results of operations of the Borrowers and their Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

         (b) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrowers and their Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope or limitations imposed by any Borrower or any Subsidiary thereof or with respect to accounting principles followed by any Borrower or any of Subsidiary thereof not in accordance with GAAP.

         (c) Business Plan and Financial Projections. As soon as practicable and in any event within thirty (30) days prior to the beginning of each Fiscal Year and such other times as the Administrative Agent shall reasonably request, a business plan of the Borrowers and their Subsidiaries prepared in accordance with GAAP for the ensuing Fiscal Year, such plan to be prepared on a quarterly basis for such period, and to include the following for each applicable period: an operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections, accompanied by a certificate from the chief financial officer of CCA REIT to the effect that, to the best of such officer's knowledge, such projections are good faith estimates of the financial condition and operations of the Borrowers and their Subsidiaries for such fiscal period.

         SECTION 7.2. Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 7.1(a) or (b) a certificate of the chief financial officer or the treasurer of CCA REIT in the form of Exhibit F attached hereto (an "Officer's Compliance Certificate").

         SECTION 7.3.      Other Reports.

         (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to any Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

         (b) As soon as practicable, copies of all financial statements and reports that any Borrower shall send to its shareholders and copies of all registration statements and all regular or periodic reports (including without limitation the annual report on Form 10-K and quarterly report on Form 10-Q) which any Borrower shall file with the Securities and Exchange Commission or any successor commission;

         (c) Promptly upon receipt by any Borrower, deliver to the Administrative Agent and Lenders financial statements for each lessee party to any such Lease in form and substance satisfactory to the Administrative Agent; and

         (d) Such other information regarding the operations, business affairs and financial condition of the Borrowers or any of their Subsidiaries as the Administrative Agent or any Lender may reasonably request.

         SECTION 7.4. Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after an officer of any Borrower obtains knowledge thereof) telephonic and written notice of:

         (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses, the result of which could reasonably be expected to have a Material Adverse Effect;

         (b) any notice of any violation received by any Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

         (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Borrower or any Subsidiary thereof;

         (d) any attachment, judgment, lien, levy or order exceeding $750,000 that may be assessed against or threatened against any Borrower or any Subsidiary thereof;

         (e) (i) any Default or Event of Default, (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Incarceration Agreement or Material Contract to which any Borrower or any Subsidiary thereof is a party or by which any Borrower or any Subsidiary thereof or any of their respective properties is bound or (iii) any termination prior to the stated termination date under any Incarceration Agreement or Material Contract to which any Borrower or any Subsidiary thereof is a party or by which any Borrower or any Subsidiary thereof or any of their respective properties may be bound;

         (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) any Borrower obtaining knowledge or reason to know that any Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

         (g)      any change in the Senior Debt Rating; and

         (h) any event which makes any of the representations set forth in
Section 6.1 inaccurate in any material respect.

         SECTION 7.5. Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of any Borrower to the

Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrowers' knowledge thereof.


                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.10, each Borrower will, and will cause each of its Subsidiaries to:

         SECTION 8.1. Preservation of Corporate Existence and Related Matters. Preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and maintain CCA REIT's qualification as "real estate investment trust" under Sections 856 through 860 of the Code.

         SECTION 8.2. Maintenance of Property. Protect and preserve (or cause the applicable lessee to protect and preserve, in accordance with the terms of the applicable Lease) all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain (or cause the applicable lessee to maintain, in accordance with the terms of the applicable Lease) in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make (or cause the applicable lessee to make, in accordance with the terms of the applicable Lease) all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 8.3. Insurance. Maintain (or cause the applicable lessee to maintain, in accordance with the terms of the applicable Lease) insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by the Security Documents and Applicable Law, and from time to time deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 8.4. Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 8.5. Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that such Borrower or such Subsidiary may contest any item described in this Section 8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         SECTION 8.6. Compliance With Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business.

         SECTION 8.7. Environmental Laws. In addition to and without limiting the generality of Section 8.6, (a) comply with, and use its best efforts to ensure such compliance by all agents, contractors, tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all agents, contractors, tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and
(c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to any Correctional Facility or any property subject to any Deed of Trust, any operations thereon by any Person, or the operations of such Borrower or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 8.8. Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan,
(c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

         SECTION 8.9. Compliance With Agreements. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract; provided, that such Borrower or such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

         SECTION 8.10. Conduct of Business. Engage only in the business of the ownership of Correctional Facilities or any business reasonably related thereto which such facilities shall be managed by their respective lessee or lessees (or duly authorized agent of any such lessee in the event such lessee is a Public Counterparty).

         SECTION 8.11. Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 8.12. Incarceration Agreements. Prior to the acquisition of any Correctional Facility to be leased to a Private Counterparty, cause such Private Counterparty to (a) obtain an Incarceration Agreement for such Correctional Facility and (b) deliver to the Administrative Agent and Lenders a summary of such Incarceration Agreement in form and substance reasonable satisfactory thereto, or if so requested, provide a copy of such Incarceration Agreement to the Administrative Agent and the Lenders.

         SECTION 8.13. Lease Terms and Conditions. Cause each Lease entered into by any Borrower or any Subsidiary thereof to be delivered to the Administrative Agent and cause each such Lease to contain the following terms and conditions:
(a) each such Lease will be a triple net lease, (b) each such Lease will be non-cancelable and not contingent on the maintenance of any Incarceration Agreement relating to such Lease, (c) each such Lease will have a minimum initial lease terms of (ten) 10 years (provided that, subject to prior Required Lender approval, Leases with a Public Counterparty may have lease term of less than ten (10) years and be subject to appropriations limitations imposed by Applicable Law), (d) the lessee or lessees under each such Lease will remain responsible for all prison operations and liabilities relating to the operation, administration and maintenance of the Correctional Facility subject to such Lease and (e) each such Lease (other than those governing the Initial Facilities) contains such other terms and conditions as the Administrative Agent shall reasonably request.



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



         SECTION 8.14. Lease Revenues. Cause at least seventy-five percent (75%) of all Lease revenues to be derived from Leases where the lessee is either (a) CCA or (b) a counterparty whose debt is rated at least A- by Standard & Poor's or A3 by Moody's (or, if ratings for such counterparty are unavailable from both Standard & Poor's and Moody's, rated at least A- by either Fitch or Duff & Phelps); provided the remaining percentage (not to exceed 25%) of all lease revenues shall be derived from leases with a counterparty (x) whose debt is rated at least BBB- by Standard & Poor's or Baa3 by Moody's (or, if ratings for such counterparty are unavailable from both Standard & Poor's and Moody's, rated at least BBB- by either Fitch or Duff & Phelps) or (y) with any other counterparty approved in writing in advance by the Administrative Agent and Required Lenders.

         SECTION 8.15. Hedging Agreement. Within eighteen (18) months of the Closing Date, enter into and maintain a Hedging Agreement with a counterparty acceptable to the Administrative Agent (unless the counterparty to such Hedging Agreement is (a) a Lender, (b) an Affiliate of a Lender or (c) an Eligible Assignee), and with interest rates and other terms and conditions satisfactory to the Administrative Agent for a minimum notional amount equal to fifty percent (50%) of Total Funded Debt.

         SECTION 8.16. Additional Borrowers. Concurrently with the creation of any additional Subsidiary of any Borrower in accordance with the terms hereof, cause to be executed and delivered to the Administrative Agent (a) a joinder agreement in form and substance satisfactory to the Lenders such that such Subsidiary shall become a borrower hereunder and be bound by all of the terms and conditions hereof, (b) supplements to the Security Documents (or additional Security Documents) in each case in form and substance satisfactory to the Lenders such that the assets of such Subsidiary shall become collateral security for the Obligations, (c) a pledge agreement executed by CCA REIT (or other applicable Subsidiary) in each case in form and substance satisfactory to the Lenders such that the capital stock of such new Subsidiary shall become collateral for the Obligations and (d) such other documents reasonably requested by the Administrative Agent or Required Lenders consistent with the terms of this Agreement which provide that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents. Upon satisfaction of the conditions set forth in this Section 8.16, each Subsidiary shall become a Borrower hereunder and the other Loan Documents or a joint and several basis to the same extent as if such Subsidiary had been a party hereto and thereto on the Closing Date.

         SECTION 8.17. Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.




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



                                   ARTICLE IX

                               FINANCIAL COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.10 hereof, the Borrowers and their Subsidiaries on a Consolidated basis will not:

         SECTION 9.1 Ratio of Total Liabilities to Total Capitalization. As of any fiscal quarter end, permit the ratio of (a) Total Liabilities as of such date to (b) Total Capitalization as of such date to equal or exceed .45 to 1.0.

         SECTION 9.2 Ratio of Total Funded Debt to Cash Flow. As of any fiscal quarter end, permit the ratio of (a) the sum of Total Funded Debt as of such date less Excess Cash as of such date to (b) the product of Cash Flow for such fiscal quarter times four, to exceed 12.0 to 1.0.

         SECTION 9.3 Ratio of Dividends to Funds From Operations. As of any fiscal quarter end, for the four consecutive fiscal quarter period ending on such date, permit the ratio of (a) Dividends paid during such period to (b) Funds From Operations for such period, to exceed the corresponding ratio set forth below:

        Date                                   Ratio

Closing Date through
9/30/97                                    1.00 to 1.00

12/31/97 through
12/31/98                                    .95 to 1.00

3/31/99 and
thereafter                                  .90 to 1.00

; provided that, for each fiscal quarter ending after the Closing Date through and including the fiscal quarter ending on March 31, 1998, this ratio shall be calculated on an Annualized basis.


         SECTION 9.4 Interest Coverage Ratio: As of any fiscal quarter end, for the four consecutive fiscal quarter period ending on such date, permit the ratio of (a) the sum of (i) Funds From Operations for such period plus (ii) Interest Expense for such period less (iii) Maintenance Capital Expenditures made during such period to (b) the sum of (i) Interest Expense for such period plus (ii) Dividends paid during such period with respect to any class of Preferred Stock, to be less than 3.0 to 1.0; provided that, for each fiscal quarter ending after the Closing

Date through and including the fiscal quarter ending on March 31, 1998, this ratio shall be calculated on an Annualized basis.

         SECTION 9.5 Minimum Net Worth. As of any fiscal quarter end, permit Net Worth to be less than the sum of (a) ninety five percent (95%) of the Net Cash Proceeds of the Offering plus (b) $3,000,000 (representing the accounting treatment of the initial equity interests of CCA REIT purchased by D. Robert Crants, III and Michael W. Devlin) plus (c) seventy five percent (75%) of Net Income (to the extent Net Income is positive) after the Closing Date determined on a cumulative basis less (d) Dividends paid after the Closing Date plus (e) 100% of any Net Cash Proceeds received from the issuance of, or any Debt satisfied on the conversion into, any capital stock of any Borrower during such fiscal quarter.

         SECTION 9.6 Additional Secured Debt. Upon the incurrence of any secured Debt permitted hereunder during such time as any Security Document continues to secure the Obligations, as of any fiscal quarter end, permit the ratio of (a) the aggregate principal amount of Loans outstanding on such fiscal quarter end to (b) the product of Revolver Secured Cash Flow for such fiscal quarter times four, to exceed 3.25 to 1.0.

         SECTION 9.7 Investment Grade Rating. As of any fiscal quarter end after such date as CCA REIT has obtained an Investment Grade Rating, permit:

         (a) the ratio of (i) Total Unsecured Debt as of such fiscal quarter end to (ii) the product of Unleveraged Cash Flow for such fiscal quarter times four, to exceed 3.25 to 1.0; and

         (b) the ratio of (i) Total Secured Debt as of such fiscal quarter end to (ii) Fixed Asset Book Value as of such fiscal quarter end, to exceed .25 to 1.0.


                                    ARTICLE X

                               NEGATIVE COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.10 hereof, the Borrowers have not and will not permit any of its Subsidiaries to:

         SECTION 10.1. Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

         (a)      the Obligations;

         (b) Debt incurred in connection with the Hedging Agreement required by
Section 8.15 and any other Hedging Agreement with a counterparty satisfactory to the Administrative Agent (unless the counterparty to such Hedging Agreement is (a) a Lender, (b) an Affiliate of a Lender


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



or (c) an Eligible Assignee) and upon terms and conditions reasonably satisfactory to the Administrative Agent;

         (c) Debt incurred in connection with the refinancing of Debt relating to any Correctional Facility; provided that, the Borrowers comply with Section 2.9;

         (d) Debt consisting of Contingent Obligations permitted by Section 10.2; and

         (e) Debt of the Borrowers and their Subsidiaries (a) other than provided for in clauses (a) through (d) of this Section, incurred in the ordinary course of business of the Borrowers and their Subsidiaries not to exceed $1,000,000 on any date of determination

; provided, that none of the Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of any Borrower to make any payment to such Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling such Borrower to pay the Obligations.

         SECTION 10.2. Limitations on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations except:

         (a) Contingent Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders; and

         (b) guaranties incurred in the ordinary course of business in an aggregate amount not to exceed $250,000 at any time.

         SECTION 10.3. Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;



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



         (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation.

         (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

         (e) Liens in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

         (f) Liens securing Debt permitted under Section 10.1(c) and Capitalized Leases and purchase money Debt permitted pursuant to Section 10.1(e); provided, that (i) such Liens shall be created substantially simultaneously with the refinancing, acquisition or lease of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed or refinanced by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase or lease price of such property at the time it was refinanced, acquired or leased; and

         (g) Liens on any Correctional Facility acquired in an acquisition permitted by Section 10.12(b)(iii).

         SECTION 10.4. Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

         (a) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 180 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 180 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's or Moody's, (iii) certificates of deposit maturing no more than 180 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than 30 days from the date of creation thereof


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with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;

         (b) investments by any Borrower or any Subsidiary thereof in the form of acquisitions of any Correctional Facility and related assets if each such acquisition meets all of the following requirements: (i) the total aggregate consideration for any single acquisition shall not exceed thirty five percent (35%) of the aggregate net Fixed Asset Book Value immediately prior to the consummation of any such acquisition, (ii) the Borrowers shall have demonstrated pro forma compliance with each covenant contained in Article IX hereof prior to consummating the acquisition and no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the acquisition, (iii) the Borrowers shall have delivered to the Administrative Agent in form and substance satisfactory thereto (A) such additional Assignments of Lease, such additional Deeds of Trust, such additional UCC-1 financing statements and other documents as are necessary to ensure that the Administrative Agent, on behalf of itself and the Lenders, is granted a first priority security interest in all of the assets to be acquired pursuant to such acquisition (or if such acquisition is permitted by Section 10.12, a second priority security interest in all such property) and (B) such other documents, certificate and opinions consistent with Article V as are reasonably requested by the Administrative Agent or Required Lenders;

         (c) loans from CCA REIT to CCA; provided that, (i) such loans are made with Net Cash Proceeds of the Offering, (ii) the aggregate principal amount of such loans do not exceed $40,000,000, (iii) the proceeds of such loans are used solely for the construction and development of Option Facilities and (iv) each such loan is repaid in full on the earlier of the closing of the sale of such Option Facility to CCA REIT or January 31, 1998; and

         (d) the creation of a wholly-owned Subsidiary of CCA REIT for the purpose of providing management services to CCA REIT, including without limitation, payroll administration; provided that, CCA REIT complies with the applicable provision of Section 8.16.

         SECTION 10.5. Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).

         SECTION 10.6. Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

         (a) the sale or other disposition of assets, including any Correctional Facility; provided that (i) the aggregate amount of the sale price of all assets sold or disposed of during the term of this Agreement shall not exceed twenty percent (20%) of the net Fixed Asset Book Value of


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the Borrowers (as of the Closing Date), (ii) the Borrowers comply with Section
2.9 with respect to each such sale and (iii) the Borrowers shall have demonstrated pro forma compliance with each covenant contained in Article IX hereof;

         (b) the sale of obsolete assets no longer used or usable in the business of any Borrower or any Subsidiary thereof; and

         (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof.

         SECTION 10.7. Limitations on Dividends and Distributions. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock, or make any change in its capital structure that could reasonably be expected to have a Material Adverse Effect; provided that:

         (a) any Borrower or any Subsidiary thereof may pay dividends in shares of its own capital stock;

         (b)      any Subsidiary may pay cash dividends to any Borrower; and

         (c) any Borrower may pay Dividends as long as immediately prior to making such Dividend and after giving pro forma effect to the payment of such Dividends, no Default or Event of Default has occurred and is continuing.

         SECTION 10.8. Transactions with Affiliates. Directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

         SECTION 10.9. Certain Accounting Changes. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP.

         SECTION 10.10. Amendment to Sale Leaseback Documents. Without the prior written consent of the Administrative Agent, amend any Lease or any Sale Leaseback Document in a way that could be reasonably expected to have an adverse effect (as reasonably determined by the Administrative Agent) on any Borrower.



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         SECTION 10.11. Restrictions on Working Capital. At any time during the term of this Agreement, allow more than $5,000,000 in the aggregate to be outstanding under the Credit Facility for working capital and general corporate purposes.

         SECTION 10.12. Restrictions on Use of Proceeds and Other Expenditures. With respect to the Dollar amounts set forth in clauses (i), (ii) and (iii) below, (a) allow an aggregate amount in excess of such amounts to be outstanding under the Credit Facility for the corresponding purpose at any time during the term of the Agreement and (b) as of any fiscal quarter end, expend an aggregate amount in excess of such amounts for the corresponding purpose during the consecutive four fiscal quarter period ending on such date: (i) $90,000,000 less all amounts expended during such period pursuant to Section 10.12(b)(ii) for further development of existing Correctional Facilities which are subject to a Lease and if such Lease is with a Private Counterparty, there is a corresponding Incarceration Agreement for such facility; provided that with respect to further development of existing Correctional Facilities leased to a Private Counterparty for which no such Incarceration Agreement exists, such amount shall not exceed $25,000,000, (ii) $90,000,000 less all amounts expended during such period pursuant to Section 10.12(b)(i) for the construction of up to two new Correctional Facilities at any one time; provided that, (A) at least seventy-five percent (75%) of the amount outstanding under the Credit Facility at any time pursuant to Section 10.12(b)(ii) is expended on the construction of new Correctional Facilities that are subject to a Lease with a public counterparty whose debt is rated at least A- by Standard & Poor's or A3 by Moody's (or, if ratings for such public counterparty are unavailable from both Standard & Poor's and Moody's, rated at least A- by either Fitch or Duff & Phelps); provided further, that the remaining percentage (not to exceed 25%) of the amount outstanding under the Credit Facility at any time pursuant to Section 10.12(b)(ii) is expended on the construction of new Correctional Facilities that are subject to a Lease with a public counterparty (x) whose debt is rated at least BBB- by Standard & Poor's or Baa3 by Moody's (or, if ratings for such public counterparty are unavailable from both Standard & Poor's and Moody's, rated at least BBB- by either Fitch or Duff & Phelps) or (y) with any other public counterparty approved in writing in advance by the Administrative Agent and Required Lenders, (B) all permits and licenses required by Applicable Law pertaining to such construction shall have been obtained prior to and maintained after the funding of any Loan to be used to finance such construction, (C) payment and performance bonds shall have been obtained for all such construction prior to and maintained after the funding of any Loan to be used to finance such construction, (D) the Administrative Agent shall have approved the construction manager for all such construction prior to the funding of any Loan to be used to finance such construction, (E) the Administrative Agent has received a signed development contract in form and substance satisfactory thereto including a description of the nature and extent of such construction prior to the funding of any Loan to be used to finance such construction and (F) the Borrowers and their Subsidiaries shall have complied with Section 10.4(b)(iii) and (iii) $30,000,000 to finance the acquisition of Correctional Facilities subject to an existing first priority Lien in favor of a third party creditor; provided, that the Borrowers and their Subsidiaries shall have complied with the provisions of
Section 10.4(b).



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         SECTION 10.13. Restrictive Agreements. Enter into any Debt which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.

         SECTION 10.14. Operating Leases. The aggregate amount of annual base payments under all lease agreements for personal property, other than Capital Leases, shall not exceed $100,000 for any fiscal year.


                                   ARTICLE XI

                              DEFAULT AND REMEDIES

         SECTION 11.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) Default in Payment of Principal of Loans and Reimbursement Obligations. Any Borrower shall default in any payment of principal of any Loan or Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. Any Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for five (5) Business Days.

         (c) Misrepresentation. Any representation or warranty made (or deemed to be made pursuant to Section 5.3(a)) by any Borrower or any of Subsidiary thereof under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made (or deemed made pursuant to Section 5.3(a)).

         (d) Default in Performance of Certain Covenants. Any Borrower shall default in the performance or observance of any covenant or agreement contained in Sections 7.4(e) or Articles IX or X of this Agreement.

         (e) Default in Performance of Other Covenants and Conditions. Any Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for


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



a period of thirty (30) days after written notice thereof has been given to CCA REIT by the Administrative Agent.

         (f) Hedging Agreement. Any termination payment shall be due by any Borrower under any Hedging Agreement and such amount is not paid within five (5) Business Days of the due date thereof.

         (g) Debt Cross-Default. Any Borrower or any Subsidiary thereof shall
(i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which is in excess of $250,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which is in excess of $250,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

         (h) Other Cross-Defaults. (i) Any Borrower or any Subsidiary thereof shall default in the payment when due, or in the performance or observance, of any material obligation or condition (as determined by the Administrative Agent) of (A) any Material Contract unless, but only as long as, the existence of any such default is being contested by such Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Borrower or such Subsidiary to the extent required by GAAP or (B) any Lease or (ii) any other default under any Lease by CCA or any other party thereto.

         (i) Change in Control or Senior Management. (i) Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of more than nine percent (9%) of the voting power of CCA REIT entitled to vote in the election of members of the board of directors of CCA REIT or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $250,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating any Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a "Change in Control") or (ii) any of the Chairman of the Board of Directors, Chief Executive Officer, President or Chief Development Officer of CCA REIT as of the Closing Date ceases to continue to hold such office or continue with management responsibilities substantially similar to those existing on the Closing Date and a replacement for such Person reasonably satisfactory to the Administrative Agent and possessing substantially similar qualifications and reputation to the Person being replaced is not employed by CCA REIT within ninety (90) days after such first Person ceases to hold such office or continue to have such management responsibilities.


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         (j) Voluntary Bankruptcy Proceeding. Any Borrower or any Subsidiary
thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (l) Failure of Agreements. Any provision of any Loan Document (other than this Agreement) shall for any reason cease to be valid and binding on any Borrower or any Subsidiary thereof party thereto or any such Person shall so state in writing, or any Loan Document (other than this Agreement) shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

         (m) Termination Event. The occurrence of any of the following events:
(i) any Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, any Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $250,000 occurs or exists, whether or not waived, with respect to any Pension Plan or (iii) any Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $250,000.

         (n) Judgment. A judgment or order for the payment of money which causes the aggregate amount of such judgments to exceed $250,000 in any Fiscal Year shall be entered


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



against any Borrower or any Subsidiary thereof by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

         (o) Failure to Maintain Stock Exchange Listing. CCA REIT shall fail to maintain each class of its capital stock as eligible for listing for trading on the New York Stock Exchange once any such class of capital stock is initially listed thereon.

         SECTION 11.2. Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to CCA REIT:

         (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of any Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

         (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrowers at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers or such other Person which may be entitled thereto.

         (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers' Obligations.

         SECTION 11.3. Rights and Remedies Cumulative; Non-Waiver; Etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent


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



and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.



                                   ARTICLE XII

                            THE ADMINISTRATIVE AGENT

         SECTION 12.1. Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents (with the consent of the Required Lenders or all of the Lenders as required pursuant to Section 13.10) and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. The Administrative Agent agrees that it shall administer the Loans and the Loan Documents in a manner consistent with that ordinarily employed by the Administrative Agent in the administration of similar loans for its own account.

         SECTION 12.2. Delegation of Duties. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

         SECTION 12.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be


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(a) liable for any action lawfully taken or omitted to be taken by it or such
Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any of Subsidiary thereof or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any Borrower or any Subsidiary thereof to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Borrower or any Subsidiary thereof.

         SECTION 12.4. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.9 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except as a result of its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 12.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or CCA REIT referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the


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Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         SECTION 12.6. Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Borrower or any Subsidiary thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluation and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any Borrower or any Subsidiary thereof which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

         SECTION 12.7. Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligations) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The


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agreements in this Section 12.7 shall survive the payment of the Notes any
Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 12.8. The Administrative Agent in Its Individual Capacity. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         SECTION 12.9. Resignation of the Administrative Agent; Successor Administrative Agent. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and CCA REIT. Upon any such resignation, the Required Lenders (and, so long as no Default or Event of Default has occurred and is continuing, with the consent of CCA REIT, which consent shall not be unreasonably withheld or delayed) shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders (and, so long as no Default or Event of Default has occurred and is continuing, with the consent of CCA REIT, which consent shall not be unreasonably withheld or delayed), appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         SECTION 12.10 The Co-Agent. The Co-Agent, in its capacity as Co-Agent, shall have no duties or responsibilities and no liabilities under this Agreement or any other Loan Document.




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



                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.1.     Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service (next day delivery requested) or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.


         If to any Borrower:                CCA Prison Realty Trust
                                            2200 Abbott Martin Road, Suite 201
                                            Nashville, Tennessee 37215
                                            Attention: D. Robert Crants, III
                                            Telephone No.: (615) 460-1220
                                            Telecopy No.:  (615) 460-1206

         With copies to:                    Stokes and Barthelomew, P.A.
                                            SunTrust Center, Suite 2800
                                            424 Church Street
                                            Nashville, Tennessee 37219
                                            Attention:  Elizabeth E. Moore
                                            Telephone No.: (615) 259-1450
                                            Telecopy No.:  (615) 259-1470




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



         If to First Union as
          Administrative Agent:
                                            First Union National Bank of
                                                     Tennessee
                                            One First Union Center, TW-10
                                            301 South College Street
                                            Charlotte, North Carolina
                                                     28288-0608
                                            Attention:  Syndication Agency
                                                            Services
                                            Telephone No.: (704) 383-0281
                                            Telecopy No.:  (704) 383-0288

                                                              and

                                            First Union National Bank
                                                     of Tennessee
                                            150 Fourth Avenue North
                                            Nashville, Tennessee 37219
                                            Attention: Tim Fouts
                                            Telephone No.: (615) 251-9243
                                            Telecopy No.:  (615) 251-9461
         If to any Lender:                  To the Address set forth on
                                            Schedule 1.1 hereto

         (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above for First Union National Bank of North Carolina, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

         SECTION 13.2. Expenses; Indemnity. The Borrowers will (a) pay all out-of-pocket expenses of the Administrative Agent in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and
(ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all out-of-pocket expenses of the Administrative Agent and each Lender in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including consulting with


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



appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 13.3. Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.9 are hereby authorized by the Borrowers at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrowers against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by
Section 11.2 and although such Obligations shall be contingent or unmatured.

         SECTION 13.4. Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

         SECTION 13.5. Consent to Jurisdiction. Each Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Each Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in
Section 13.1. Nothing in this Section 13.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any


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



other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Borrower or its properties in the courts of any other jurisdictions.

         SECTION 13.6.     Binding Arbitration; Waiver of Jury Trial.

         (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

         (B) JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property, collection of rents and set off, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 13.7. Reversal of Payments. To the extent any Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

         SECTION 13.8. Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by any Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by CCA REIT, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrowers' certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrowers and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 13.9.     Successors and Assigns; Participations.

         (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrowers shall not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Assignment by Lenders. Each Lender may, with the consent of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing (provided that no consents shall be required for assignments to any Affiliate of such Lender or any other Lender), CCA REIT, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:



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



                  (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

                  (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

                  (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit G attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

                  (iv) such assignment shall not, without the consent of CCA REIT, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

                  (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $2,500 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

         (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:

                  (i) accept such Assignment and Acceptance;

                  (ii) record the information contained therein in the Register;

                  (iii) give prompt notice thereof to the Lenders and CCA REIT; and

                  (iv) promptly deliver a copy of such Assignment and Acceptance to CCA REIT.

Within five (5) Business Days after receipt by CCA REIT of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to CCA REIT.

         (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided that:

                  (i) each such participation shall be in an amount not less than $5,000,000;

                  (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

                  (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                  (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

                  (v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                  (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan


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



         Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the collateral described in the Security Documents; and

                  (vii) any such disposition shall not, without the consent of CCA REIT, require the Borrowers to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

         (g) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 13.9, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

         (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

         SECTION 13.10. Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit (including without limitation pursuant to Section 2.7), (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest or any fee on any Loan, Letter of Credit or Reimbursement Obligations, (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligations,
(d) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (e) extend the expiration date of any Letter of Credit beyond the Revolving Termination Date, (f) release any material portion of the collateral or release any Security Document (other than as specifically permitted in this Agreement or the applicable Security Document), (g) amend clause (i) of the proviso to Section 2.9 or (h) amend the provisions of this
Section 13.10 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of (a) Article XII shall be made without the


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



written consent of the Administrative Agent and (b) Article III without the written consent of the Issuing Lender.

         SECTION 13.11. Performance of Duties. The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.

         SECTION 13.12. Joint and Several Liability; CCA Reit as Agent for Borrowers.

         (a) The Obligations of the Borrowers under this Agreement, the Applications and the Notes shall be joint and several.

         (b) Each Borrower hereby irrevocably appoints and authorizes CCA Reit
(i) to provide the Administrative Agent with all notices with respect to Extensions of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action on behalf of the Borrowers as CCA Reit deems appropriate on its behalf to obtain Extensions of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

         SECTION 13.13. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

         SECTION 13.14. Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

         SECTION 13.15. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 13.16. Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 13.17. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 13.18. Entire Agreement; Term of Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full and the Commitments terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

[SEAL]                                      CCA PRISON REALTY TRUST

                                                     By:________________________
                                                        Name:___________________
                                                        Title:__________________





             [ADMINISTRATIVE AGENT AND LENDER SIGNATURES TO FOLLOW]

[Credit Agreement]

                                  EXHIBIT A-1
                                       TO
                   CREDIT AGREEMENT DATED AS OF JULY 18, 1997
                                  BY AND AMONG
                            CCA PRISON REALTY TRUST,
                                      AND
                         CERTAIN SUBSIDIARIES THEREOF,
                                 AS BORROWERS,
                           THE LENDERS PARTY THERETO,
                    FIRST UNION NATIONAL BANK OF TENNESSEE,
                            AS ADMINISTRATIVE AGENT,
                                      AND
                             SOUTHTRUST BANK, N.A.,
                                  AS CO-AGENT

                                    FORM OF
                             REVOLVING CREDIT NOTE

                              REVOLVING CREDIT NOTE


$ ________________                                               July ____, 1997


         FOR VALUE RECEIVED, the undersigned, CCA PRISON REALTY TRUST, a Maryland real estate investment trust ("CCA REIT"), and any Subsidiary of CCA REIT that is joined as Borrower pursuant to the terms of the Credit Agreement hereinafter referred to the "Borrowers"), hereby promise to pay to the order of ______________________________________ (the "Bank"), at the times, at the place and in the manner provided in the Credit Agreement hereinafter referred to, the principal sum of up to ______________ Dollars ($_____________) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans disbursed by the Bank under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in
Article IV of the Credit Agreement.

         This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of July 18, 1997 (as amended, restated or otherwise modified, the "Credit Agreement") by and among the Borrowers, the lenders (including the Bank) who are or may become party thereto (the "Lenders"), First Union National Bank of Tennessee, as administrative agent for the Lenders (the "Administrative Agent") and SouthTrust Bank, N.A., as Co-Agent. The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances.

         The Borrowers agree to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Note, principal or interest, is collected after maturity with the aid of an attorney.

     Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         THIS NOTE IS MADE AND DELIVERED IN THE STATE OF NORTH CAROLINA AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA.


                            [Signature page follows]

         IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.

                                                     CCA PRISON REALTY TRUST

[SEAL]

                                                     By:______________________
                                                        Name:_________________
                                                        Title:________________

                                  EXHIBIT A-2
                                       TO
                   CREDIT AGREEMENT DATED AS OF JULY 18, 1997
                                  BY AND AMONG
                            CCA PRISON REALTY TRUST,
                                      AND
                         CERTAIN SUBSIDIARIES THEREOF,
                                 AS BORROWERS,
                           THE LENDERS PARTY THERETO,
                    FIRST UNION NATIONAL BANK OF TENNESSEE,
                            AS ADMINISTRATIVE AGENT,
                                      AND
                             SOUTHTRUST BANK, N.A.,
                                  AS CO-AGENT

                                    FORM OF
                                 SWINGLINE NOTE

                                 SWINGLINE NOTE


$5,000,000                                                        July ___, 1997


         FOR VALUE RECEIVED, the undersigned, CCA PRISON REALTY TRUST, a Maryland real estate investment trust ("CCA REIT"), and any Subsidiary of CCA REIT that is joined as Borrower pursuant to the terms of the Credit Agreement hereinafter referred to the "Borrowers"), hereby promise to pay to the order of FIRST UNION NATIONAL BANK OF TENNESSEE (the "Bank"), at the times, at the place and in the manner provided in the Credit Agreement hereinafter referred to, the principal sum of up to Five Million Dollars ($5,000,000), or, if less, the aggregate unpaid principal amount of all Swingline Loans disbursed by the Bank under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in Article IV of the Credit Agreement.

         This Note is the Swingline Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of July 18, 1997 (as amended, restated or otherwise modified, the "Credit Agreement") by and among the Borrowers, the lenders (including the Bank) who are or may become party thereto (the "Lenders"), First Union National Bank of Tennessee, as administrative agent for the Lenders (the "Administrative Agent") and SouthTrust Bank, N.A., as Co-Agent. The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances.

         The Borrowers agree to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Note, principal or interest, is collected after maturity with the aid of an attorney.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         THIS NOTE IS MADE AND DELIVERED IN THE STATE OF NORTH CAROLINA AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA.


                            [Signature page follows]

         IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.

                                                     CCA PRISON REALTY TRUST

[SEAL]

                                                     By: _______________________
                                                         Name:__________________
                                                         Title:_________________

                                   EXHIBIT B
                                       to
                  Credit Agreement dated as of July 18, 1997,
                                  by and among
                            CCA Prison Realty Trust,
                                      and
                         certain Subsidiaries thereof,
                                 as Borrowers,
                           the Lenders party thereto,
                    First Union National Bank of Tennessee,
                            as Administrative Agent,
                                      and
                             SouthTrust Bank, N.A.,
                                  as Co-Agent

                                    FORM OF
                              NOTICE OF BORROWING

                              NOTICE OF BORROWING

First Union National Bank
 of Tennessee, As Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, NC 28288-0608

Attention: Syndication Agency
           Services

Ladies and Gentlemen:

        This irrevocable Notice of Borrowing is delivered to you under Section 2.3(a) of the Credit Agreement dated as of July 18, 1997 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among CCA Prison Realty Trust ("CCA REIT") and any Subsidiary of CCA REIT that is joined as Borrower pursuant to the terms of the Credit Agreement hereinafter referred to (collectively, "the Borrowers"), the lenders who are or may become party thereto (the "Lenders"), First Union National Bank of Tennessee, as administrative agent for the Lenders (the "Administrative Agent") and SouthTrust Bank, N.A., as Co-Agent.

        1.      CCA REIT, on behalf of the Borrowers hereby requests that the
Lenders make a Loan in the aggregate principal amount of $          (the
"Loan").(1)

        2.      CCA REIT, on behalf of the Borrowers hereby requests that the
Loan be made on the following Business Day:                            .(2)

        3. CCA REIT, on behalf of the Borrowers hereby requests that the Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

                                                                Termination
                                                                Date for
                                                                Interest
Principal                                                       Period
Component of            Interest        Interest Period         (if
Loan                    Rate            (if applicable)         applicable)
------------            --------        ---------------         -----------

--------------
        (1) Complete with an amount in accordance with Section 2.3 of the Credit Agreement.

        (2) Complete with a Business Day in accordance with Section 2.3 of the Credit Agreement.

        4. The principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the requested Loan) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

        5. All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

        6. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

        IN WITNESS WHEREOF, the undersigned have executed this Notice of
Borrowing this     day of              ,         .

                                        CCA PRISON REALTY TRUST


                                        By:
                                           ---------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
                                                 ---------------------------

                                      EXHIBIT C
                                         to
                     Credit Agreement dated as of July 18, 1997,
                                    by and among
                              CCA Prison Realty Trust,
                                         and
                            certain Subsidiaries thereof,
                                    as Borrowers,
                             the Lenders party thereto,
                       First Union National Bank of Tennessee,
                              as Administrative Agent,
                                         and
                               SouthTrust Bank, N.A.,
                                     as Co-Agent

                                       FORM OF
                                NOTICE OF PREPAYMENT

                                NOTICE OF PREPAYMENT

First Union National Bank
 of Tennessee, As Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, NC 28288-0608

Attention:  Syndication Agency
            Services

Ladies and Gentlemen:

        This irrevocable Notice of Prepayment is delivered to you by CCA Prison Realty Trust ("CCA REIT") and any Subsidiary of CCA REIT that is joined as Borrower pursuant to the terms of the Credit Agreement hereinafter referred to (collectively, the "Borrowers") under Section 2.4(d) of the Credit Agreement dated as of July 18, 1997 (together with all amendments and other modifications, if any, from time to time made thereto, the "Credit Agreement"), by and among the Borrowers, the lenders who are or may become party thereto (the "Lenders"), First Union National Bank of Tennessee, as administrative agent for the Lenders (the "Administrative Agent") and SouthTrust Bank, N.A., as Co-Agent.

        1. CCA REIT, on behalf of the Borrowers hereby provides notice to the Administrative Agent that the Borrowers shall repay the following [Base Rate
Loans] and/or (LIBOR Rate Loans]:         . (Complete in accordance with
                                 ---------
Section 2.4(d) of the Credit Agreement.)

        2. CCA REIT, on behalf of the Borrower, hereby provides notice that the Borrower shall repay the above referenced Loans on the following Business
Day: __________. (Complete in accordance with Section 2.4(d) of the Credit Agreement.)

        3. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

        IN WITNESS WHEREOF, the undersigned has executed this Notice of
Prepayment this        day of                 ,       .
                ------        ----------------  ------

                                CCA Prison Realty Trust


                                By:
                                   ----------------------------------
                                   Name:
                                        -----------------------------
                                   Title:
                                         ----------------------------

                                      EXHIBIT D
                                         to
                     Credit Agreement dated as of July 18, 1997,
                                    by and among
                              CCA Prison Realty Trust,
                                         and
                            certain Subsidiaries thereof,
                                    as Borrowers,
                             the Lenders party thereto,
                       First Union National Bank of Tennessee,
                              as Administrative Agent,
                                         and
                               SouthTrust Bank, N.A.,
                                     as Co-Agent

                                       FORM OF
                            NOTICE OF ACCOUNT DESIGNATION

                                   FORM OF
                        NOTICE OF ACCOUNT DESIGNATION

                                Dated ________

First Union National Bank
 of Tennessee, as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608

Attention: Syndication Agency Services

Ladies and Gentlemen:

        This Notice of Account Designation is delivered to you by CCA Prison Realty Trust ("CCA REIT") and any Subsidiary of CCA REIT that is joined as Borrower pursuant to the terms of the Credit Agreement hereinafter referred to (collectively, the "Borrowers"), under Section 2.3 (b) of the Credit Agreement dated as of July 18, 1997 (as amended, restated or otherwise modified, the "Credit Agreement") by and among the Borrowers, the lenders who are or may become party thereto (collectively, the "Lenders"), First Union National Bank of Tennessee, as administrative agent for the Lenders (the "Administrative Agent") and SouthTrust Bank, N.A., as Co-Agent.

        The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

                        [Insert name of bank/
                         ABA routing Number/
                         and Account Number]

        IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this ____ day of _____________, _____.

                                        CCA PRISON REALTY TRUST


                                        By: ________________________

                                            Name: __________________

                                            Title: _________________

                                      EXHIBIT E
                                         to
                     Credit Agreement dated as of July 18, 1997,
                                    by and among
                              CCA Prison Realty Trust,
                                         and
                     CCA Prison Realty Trust Management Company,
                                    as Borrowers,
                             the Lenders party thereto,
                       First Union National Bank of Tennessee,
                              as Administrative Agent,
                                         and
                               SouthTrust Bank, N.A.,
                                     as Co-Agent

                                       FORM OF
                          NOTICE OF CONVERSION/CONTINUATION

                                       FORM OF
                          NOTICE OF CONVERSION/CONTINUATION

First Union National Bank
  of Tennessee, Administrative Agent
One First Union Center, TW-10
301 S. College Street
Charlotte, NC 28288-0608

Attention: Syndication Agency Services

Ladies and Gentlemen:

        This irrevocable Notice of Conversion/Continuation (the "Notice") is delivered to you under Section 4.2 of the Credit Agreement dated as of July 18, 1997 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among CCA Prison Realty Trust ("CCA REIT") and any Subsidiary of CCA REIT that is joined as Borrower pursuant to the terms of the Credit Agreement hereinafter referred to (collectively, the "Borrowers"), the lenders who are or may become party thereto (the "Lenders"), First Union National Bank of Tennessee, as administrative agent for the Lenders (the "Administrative Agent") and SouthTrust Bank, N.A., as Co-Agent.

        1. This Notice of Conversion/Continuation is submitted for the purpose of: (Complete applicable information.)

        (a) [Converting] [continuing] a ________________ Loan [into] [as] a __________________ Loan.(1)

        (b) The aggregate outstanding principal balance of such Loan is $__________.(2)

        (c)     The last day of the current Interest Period for such Loan is
                ______________.

        (d) The principal amount of such Loan to be [converted] [continued] is $_____________.(3)

        (e) The requested effective date of the [conversion] [continuation] of such Loan is _______________.(4)

        (f) The requested Interest Period applicable to the [converted] [continued] Loan is _________________.(5)

        2. No Default or Event of Default exists, and none will exist upon the conversion or continuation of the Loan requested herein.

     3. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation this ____ day of _________, 19__.

                                     CCA Prison Realty Trust


                                     By: _______________________________
                                         Name: _________________________
                                         Title: ________________________

     1. Delete the bracketed language and insert "Base Rate", or "LIBOR Rate", as applicable, in each blank.

     2. Insert applicable date for any LIBOR Rate Loan being converted or continued.

     3. Complete with an amount in compliance with Section 4.2 of the Credit Agreement.

     4. Complete with a Business Day at least three (3) Business Days after the date of this Notice.

     5. Complete for any LIBOR Rate Loan with an Interest Period in compliance with Section 4.1(b) of the Credit Agreement.

                                      EXHIBIT F
                                         to
                     Credit Agreement dated as of July 18, 1997
                                    by and among
                              CCA Prison Realty Trust,
                                         and
                            certain Subsidiaries thereof,
                                    as Borrowers,
                             the Lenders party thereto,
                       First Union National Bank of Tennessee,
                              as Administrative Agent,
                                         and
                               SouthTrust Bank, N.A.,
                                     as Co-Agent

                                       FORM OF
                          OFFICER'S COMPLIANCE CERTIFICATE

                        OFFICER'S COMPLIANCE CERTIFICATE

     The undersigned, on behalf of CCA Prison Realty Trust, a Maryland real estate investment trust ("CCA REIT"), and any Subsidiary of CCA REIT that is joined as Borrower pursuant to the terms of the Credit Agreement hereinafter referred to (collectively, the "Borrowers"), hereby certifies to First Union National Bank of Tennessee, as administrative agent (the "Administrative Agent") under the Credit Agreement referred to below, as follows:

     1. This Certificate is delivered to you pursuant to Section 7.2 of the Credit Agreement dated as of July 18, 1997 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the lenders who are or may become party thereto (the "Lenders"), the Administrative Agent and SouthTrust Bank, N.A., as Co-Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     2. I have reviewed the financial statements of the Borrowers and their Subsidiaries dated as of __________________ and for the ______________________
period[s] then ended and such statements fairly present the financial condition of the Borrowers and their Subsidiaries as of the dates indicated and the results of its operations and cash flows for the period[s] indicated.

     3. I have reviewed the terms of the Credit Agreement, the Notes and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrowers and their Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, [if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrowers have taken, are taking and propose to take with respect thereto]].

     4. The Borrowers and their Subsidiaries are in compliance with the covenants contained in Article IX of the Credit Agreement as shown on the attached Schedule 1 and the Borrowers and their Subsidiaries are in compliance with the other covenants and restrictions contained in Articles VIII and X of the Credit Agreement.

                            [Signature page follows]

     WITNESS the following signatures as of the ____ day of _________, ____.

                                     CCA Prison Realty Trust


                                     By: _______________________________
                                         Name: _________________________
                                         Title: ________________________

                                      EXHIBIT G
                                         to
                     Credit Agreement dated as of July 18, 1997
                                    by and among
                              CCA Prison Realty Trust,
                                         and
                            certain Subsidiaries thereof,
                                    as Borrowers,
                             the Lenders party thereto,
                       First Union National Bank of Tennessee,
                              as Administrative Agent,
                                         and
                               SouthTrust Bank, N.A.,
                                     as Co-Agent

                                       FORM OF
                              ASSIGNMENT AND ACCEPTANCE

                              ASSIGNMENT AND ACCEPTANCE

                                  Dated __________

        Reference is made to the Credit Agreement dated as of July 18, 1997 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among CCA Prison Realty Trust, a Maryland real estate investment trust ("CCA REIT"), and any Subsidiary of CCA REIT that is joined as Borrower pursuant to the terms of the Credit Agreement hereinafter referred to, (collectively, the "Borrowers"), the lenders who are or may become party thereto (the "Lenders"), First Union National Bank of Tennessee, as administrative agent for the Lenders (the "Administrative Agent") and SouthTrust Bank, N.A., as Co-Agent. Capitalized terms which are defined in the Credit Agreement and which are used herein without definition shall have the same meanings herein as in the Credit Agreement.

        _______________________ (the "Assignor") and _________________________
(the "Assignee") agree as follows:

        1. The Assignor hereby sells and assigns to the Assignee without recourse, representation or warranty of any kind other than as specifically set forth herein, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), a ____% interest (the "Assigned Interest") in and to all of the Assignor's interests, rights and obligations under the Credit Agreement and the Assignor thereby retains ____% of its interest therein (the "Retained Interest"). This Assignment and Acceptance is entered pursuant to, and authorized by, Section 13.9 of the Credit Agreement.

        2. The Assignor (a) represents that, as of the date hereof, (i) its Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) under the Credit Agreement, (ii) the outstanding balance of its Loans (unreduced by any assignments thereof which have not yet become effective) under the Credit Agreement, and (iii) the outstanding balance of its Commitment Percentage of the L/C Obligations (unreduced by any assignments thereof which have not yet become effective), are each set forth in
Section 2 of Schedule I hereto; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or their Subsidiaries or the performance or observance by the Borrowers or their Subsidiaries of any of their obligations under the Credit Agreement or any other Loan Document; and (d) attaches the Revolving Credit Note delivered to it under the Credit Agreement and requests that the Borrowers exchange such Note for new Notes payable to each of the Assignor and the Assignee as follows:

             Revolving Credit Note
             Payable to the order of:      Principal Amount of Note:
             ------------------------      -------------------------
                                                   $
             ------------------------               ----------
                                                   $
             ------------------------               ----------

        3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor or any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) in taking or not taking action under the Credit Agreement; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; and (g) agrees that it will keep confidential all non-public information with respect to the Borrower obtained pursuant to the Loan Documents in accordance with Section 13.9(g) of the Credit Agreement.

        4. The effective date for this Assignment and Acceptance shall be as set forth in Section 1 of Schedule I hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for consent thereby and acceptance and recording in the Registrar.

        5. Upon such consents, acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

        6. Upon such consents, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

        7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                                        ASSIGNOR

                                        -------------------------------------

                                        COMMITMENT PERCENTAGE              %
                                                              -------------

                                        By:
                                           ----------------------------------
                                        Title:
                                              -------------------------------

                                        ASSIGNEE

                                        -------------------------------------

                                        COMMITMENT PERCENTAGE              %
                                                              -------------

                                        By:
                                           ----------------------------------
                                        Title:
                                              -------------------------------

ACKNOWLEDGED AND CONSENTED TO:

CCA PRISON REALTY TRUST

By:
   ----------------------------------
NAME:
     --------------------------------
Title:
      -------------------------------
CONSENTED TO AND ACCEPTED:

FIRST UNION NATIONAL BANK OF TENNESSEE,
     AS ADMINISTRATIVE AGENT


By:
   ----------------------------------
NAME:
     --------------------------------
Title:
      -------------------------------

                                     Schedule I
                                     ----------
                                         to
                              Assignment and Acceptance
                              -------------------------


1.  Effective Date
    --------------                     ---------------, ----

2.  Assignor's Interest
    Prior to Assignment
    -------------------

    (a)  Commitment Percentage                                    %
         of Assignor                                     ---------

    (b)  Outstanding balance                            $
         of Assignor's Loans                             ---------

    (c)  Outstanding balance of
         Assignor's Commitment
         Percentage of the L/C                          $
         Obligations                                     ---------

3.  Assigned Interest
    (from Section 1)                                              %
    -----------------                                    ---------

4.  Assignee's Extensions of Credit
    After Effective Date
    -------------------------------

    (a)  Outstanding balance of
         Assignee's Loans                               $
         (line 2(b) times lines 3)                       ---------

    (b)  Outstanding balance of Assignee's
         Commitment Percentage of L/C
         Obligations (line 2(c) times                   $
         line 3)                                         ---------

    (c)  Assignee's Extensions of Credit
         After Effective Date

5.  Retained Interest of Assignor after
    Effective Date
    -----------------------------------

    (a)  Retained Interest (from Section 1)                       %
                                                         ---------

    (b)  Outstanding balance of Assignor's              $
         Loans (line 2(b) times line 5(a))               ---------

6.  Payment Amounts
    ---------------

    (a)  Payable by Assignee to Assignor                $
                                                         ---------

    (b)  Payable by Assignor to Assignee                $
                                                         ---------

7.  Payment Instructions
    --------------------

    (a)  If payable to Assignor,
         to the account of Assignor to:

         _______________________________

         _______________________________

         _______________________________

         Routing No.:___________________

         Account No.:___________________

         Attn:__________________________

         Reference:_____________________

    (b)  If payable to Assignee, to the account
         of Assignee to:

         _______________________________

         _______________________________

         _______________________________

         Routing No.:___________________

         Account No.:___________________

         Attn:__________________________

         Reference:_____________________
with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

        "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of North Carolina; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than North Carolina, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect or perfection or non-perfection.

        "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment of any Grantor and other vehicles covered by a certificate of title law of any state, and all tires and other appurtenances to any of the foregoing.

        SECTION 2. The Security Interests.

        (a) In order to secure the Credit Agreement in accordance with the terms thereof, and to secure the payment and performance of all of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, for the ratable benefit of itself and the Lenders, a continuing security interest in and to all of such Grantor's estate, right, title and interest in and to all of the following property, whether now or hereafter owned or acquired by such Grantor or in which such Grantor now have or hereafter have or acquire any estate right, title or interest, and wherever located (collectively, along with any other property of such Grantor which may from time to time secure the Secured Obligations, the "Collateral"):

         (i)  Accounts;
        (ii)  Inventory;
       (iii)  Documents;
        (iv)  Equipment;
         (v)  Fixtures;
        (vi)  Instruments;
       (vii)  General Intangibles;
      (viii)  Vehicles;

                (ix) The Collateral Account, all cash deposited therein from time to time, the investments made pursuant to Section 6 and other monies and property of any kind of any Grantor in the possession or under the control of the Administrative Agent or any Lender;

                (x) All books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of the Grantor pertaining to any of the Collateral;

                (xi) All other goods and personal property of any Grantor, whether tangible or intangible; and

                (xii) All products and Proceeds of all or any of the Collateral described in clauses (i) through (xi) hereof.

        (b) The Security Interests are granted as security only and shall not subject the Administrative Agent or any Lender to, or transfer to the Administrative Agent or any Lender, or in any way affect or modify, any obligation or liability of the Grantor with respect to any of the Collateral or any transaction in connection therewith.

        SECTION 3. Representations and Warranties. Each Grantor represents and warrants as follows:

        (a) Such Grantor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Security Interests in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the Security interests on the Collateral pursuant to, this Agreement.

        (b) This Agreement constitutes a legal, valid and binding and obligation of such Grantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

        (c) The execution, delivery and performance of this Agreement will not violate any provision of any Applicable Law or contractual obligation of such Grantor and will not result in the creation or imposition of any Lien on any of the properties or revenues of such Grantor pursuant to any Applicable Law or contractual obligation of such Grantor, except as contemplated hereby.

        (d) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other person (including, without limitation, any stockholder or creditor of such Grantor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except those which have been obtained, UCC filings and required notices under the Federal Assignment of Claims Act or any corresponding state law.

        (e) No actions, suits or proceedings are pending nor, to the knowledge of such Borrower, are threatened against or in any other way relate adversely to or affect such Grantor or any of its properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

        (f) Such Grantor has good and marketable title to all of its respective collateral, free and clear of any Liens other than Permitted Liens and as otherwise permitted by the Credit Agreement.

        (g) Such Grantor has not performed any acts that would prevent or hinder the Administrative Agent from enforcing any of the terms of this Agreement. Other than financing statements or other similar or equivalent documents or instruments with respect to Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction. No Collateral is in the possession of any Person (other than such Grantor) asserting any claim thereto or security interest therein, except that the Administrative Agent or its designee may have possession of Collateral as contemplated hereby.

        (h) All of the information set forth in the Perfection Certificate is true and correct in all material respects as of the Closing Date.

        (i) With respect to the Intellectual Property of such Grantor which is material to the conduct of its business:

                (i) such Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

               (ii)  such Intellectual Property is valid and enforceable;

              (iii) such Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property, including, without limitation, recordations of all of its interests in the Patents and Trademarks in the United States Patent and Trademark Office and its claims to the Copyrights in the United States Copyright Office;

               (iv) such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property and such Grantor has not received any written claim that the use of such Intellectual Property does not or may violate the asserted rights of any third party; and

                (v) such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of Intellectual Property in full force and effect.

        (j) The Financing Statements are in appropriate form and when filed in the offices specified in the Perfection Certificate and upon payment of the filing fees, the Security Interests will constitute valid and perfected security interests in the Collateral, prior to all other Liens and rights of others therein except for the Permitted Liens (to the extent that a security interest therein may be perfected by filing pursuant to the UCC) and all filings and other actions necessary or desirable to perfect and protect such Security Interests have been duly taken.

        (k) The Inventory, Fixtures, Equipment and Vehicles are insured in accordance with the requirements hereof and of the Credit Agreement.

        (l) All Inventory, if any, has or will have been produced in substantial compliance in all material respects with the applicable requirements of the Fair Labor Standards Act, as amended.

        SECTION 4.  Further Assurances; Covenants.

        (a)  General.

                (i) No Grantor shall change the location of its chief executive office or principal place of business in any state unless it shall have given the Administrative Agent thirty (30) days prior written notice thereof and executed and delivered to the Administrative Agent all financing statements and financing statement amendments which the Administrative Agent may reasonably request in connection therewith. No Grantor shall change the locations where it keeps or holds any Collateral or any records relating thereto from the applicable location described in the Perfection Certificate unless such Grantor shall have given the Administrative Agent thirty (30) days prior written notice of such change of location and executed and delivered to the Administrative Agent all financing statements and financing statement amendments which the Administrative Agent may reasonably request in connection therewith; provided, however, that such Grantor may keep Inventory at, or in transit to, any location described in the Perfection Certificate. No Grantor shall in any event change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

financing statements with respect to any consigned Inventory showing such Grantor as debtor and the Administrative Agent as secured party; (D) after all financing statements referred to in clauses (B) and (C) above shall have been filed, conduct a search of all filings made against the Consignee in all jurisdictions in which the Inventory to be consigned is to be located while on consignment, and deliver to the Administrative Agent copies of the results of all such searches; (E) notify, in writing, all creditors of the Consignee which would be holders of security interests in the Inventory to be consigned that such Grantor expects to deliver certain Inventory to the Consignee, all of which Inventory shall be described in such notice by item or type, and (F) if requested by the Administrative Agent, deliver an opinion of counsel to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests and priority thereof against all creditors of and purchasers of such Grantor and such Consignee have been filed in each filing office necessary or desirable for such purposes and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

(d) Equipment, Etc. With the exception of Equipment disposed of in accordance with Section 10.6 of the Credit Agreement, each Grantor will maintain each item of Equipment in the same condition, repair and working order as when acquired, ordinary wear and tear excepted, and will provide all maintenance, service and repairs necessary for such purpose and will promptly furnish to the Administrative Agent a statement respecting any material loss or damage to any of the Equipment in an amount in excess of $250,000.

(e)  Intellectual property.

        (i) Each Grantor shall notify the Administrative Agent promptly (a) of its acquisition after the Closing Date of any Patent, Patent License, Trademark or Trademark License and (b) if it knows, or has reason to know of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding such Grantor's ownership of any Patent or Trademark, its right to register the same, or to keep and maintain the same. In no event shall any Grantor, either itself or through any agent, employee or licensee, file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless promptly thereafter it informs the Administrative Agent, and, promptly after issuance of such

                                      EXHIBIT I
                                         to
                     Credit Agreement dated as of July 18, 1997
                                    by and among
                              CCA prison Realty Trust,
                                         and
                             certain Subsidiaries there,
                                    as Borrowers,
                             the Lenders party thereto,
                       First Union National Bank of Tennessee,
                              as Administrative Agent,
                                         and
                         SouthTrust Bank, N.A.,\as Co-Agent

                                       FORM OF
                                    DEED OF TRUST

STATE OF

COUNTY OF


                                  DEED OF TRUST
                             AND SECURITY AGREEMENT

         THIS DEED OF TRUST AND SECURITY AGREEMENT (this "Deed of Trust") is made and entered into as of the ______ day of July, 1997, by and among

         CCA PRISON REALTY TRUST, a Maryland real estate investment trust, whose address is 2200 Abbott Martin Road, Suite 201, Nashville, Tennessee 37215 ("Grantor");

         _______________________, whose address is __________________________
         ("Trustee"); and

         FIRST UNION NATIONAL BANK OF TENNESSEE, a national banking association, as Administrative Agent for Lenders (as hereinafter defined), whose address is 150 Fourth Avenue North, Nashville, Tennessee 37219 ("Administrative Agent").


                              Statement of Purpose


         Pursuant to the terms of that certain Credit Agreement of even date herewith, as amended, restated or otherwise modified (the "Credit Agreement") among the Grantor and any subsidiary thereof that is joined as a borrower pursuant to the terms thereof (collectively with the Grantor, the "Borrowers"), Administrative Agent, SouthTrust Bank, N.A., as Co-Agent and the lenders who are or may become a party to the Credit Agreement (as therein defined, "Lenders"), Lenders have agreed to extend certain credit facilities to Borrowers of up to One Hundred Fifty Million Dollars ($150,000,000.00) as evidenced by the Notes executed by Borrowers and payable to the order of Lenders. All of the promises, terms, conditions, agreements and obligations imposed on Borrowers under the Notes, the Letters of Credit, the Credit Agreement and the other Loan Documents are to be secured by this Deed of Trust. Defined terms used herein, as indicated by the initial capitalization thereof, shall have the meanings ascribed to such terms in the Credit Agreement, unless otherwise provided herein.

         NOW, THEREFORE, in order to secure the Obligations, and in consideration of Lenders' agreement under the Credit Agreement to make the Extensions of Credit to Borrowers and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Borrower by these presents does (i) give, grant, bargain, sell, alienate, remise, warrant, convey, release, confirm, assign, transfer and set over unto Trustee, his heirs, successors and assigns, IN TRUST, WITH POWER OF SALE, for the benefit and security of Administrative Agent, for the ratable benefit of itself and Lenders, all of Grantor's right, title and interest in and to the "Land" and the "Improvements" (collectively, the "Premises"), as described below and any real or mixed property referred to in Paragraph E below, TO HAVE AND TO HOLD same unto Trustee, and its successors and assigns forever and (ii) convey and grant a security interest unto Administrative Agent, for the ratable benefit of itself and Lenders, and their successors and assigns in all of Grantor's right, title and interest in and to the "Equipment", the "Proceeds" and any personal property referred to in Paragraph E below. The property and rights (collectively, the "Property") subject to this Deed of Trust are as follows:

                       COLLATERAL IS OR INCLUDES FIXTURES

         A. All of the right, title and interest of Grantor in and to the real estate, as more specifically described in EXHIBIT A attached hereto, together with all of Grantor's rights, title and interest under all easements, rights of way, restrictive covenants, parking agreements, encroachment agreements, licenses, streets, alleys, passages, walkways, strips of land, sewer rights, waters, water courses, water privileges, tenements, hereditaments and other appurtenances and rights, including, but not limited to, air rights, surface rights and subsurface rights relating or appertaining to such real estate (collectively, the "Land").

         B. All facilities, buildings, structures, fixtures, improvements and parking areas now or hereafter located on the Land and all replacements thereof and additions thereto (collectively, the "Improvements"); without limiting the foregoing, the term "Improvements" shall include: all buildings, components of buildings, roads, streets, curbs, gutters, sidewalks and pedestrian ways; all storm drainage, water systems, sewer systems, electrical systems, gas systems and other utilities equipment; and all improvements relating to easements appurtenant to the Land and landscaping, whether or not located on the Land, which are necessary or appropriate to fully benefit and serve the Improvements located on the Land.

         C. All chattels, machinery, equipment, goods, construction materials and articles of personal property now or hereafter attached to, incorporated in, or located on the Premises or on appurtenant easements and used or usable in connection with any present or future construction, operation or letting of the Property or the activities at any time conducted therein or thereon which are owned by Grantor (collectively, the "Equipment"), including, but not limited to, any and all types of machinery and equipment, heating, venting and air-conditioning, lighting, laundry, incinerating and power equipment and machinery, plumbing, cleaning, smoke detention, fire prevention and fire extinguishing systems, communications apparatus, sprinkler systems, gas and electric fixtures, awnings, screens, window shades, storm doors and windows, cabinets, ducts and compressors, rugs, carpets, draperies and linens, elevators, escalators, pumps, motors, engines, conduits, dynamos, refrigerators, freezers, incinerators, plants, flowers and shrubbery, and all other machinery, equipment, appliances, fittings, furniture, furnishings, chattels and articles of personalty of every kind and nature used in the operation of the Improvements and structures now or hereafter situated on and constituting part of the Property or on appurtenant easements, together with any and all replacements thereof and additions thereto;

         D. Any unearned insurance premiums and any insurance proceeds realized from or as a result of Grantor's ownership or operation of any Property and any and all awards, including interest thereon, heretofore and hereafter made to Grantor for any taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including any awards for changes of grade of streets, which awards are hereby assigned to Administrative Agent, for the ratable benefit of itself and Lenders, who is hereby authorized to collect and receive the proceeds of such awards and to give proper receipts and acquittances therefor and to apply the same to the Obligations, to the extent hereinafter provided (all of the foregoing being referred to herein as the "Proceeds");

         E. All the property of every kind and description, whether real, personal or mixed, which at any time hereafter, by indenture or indentures supplemental hereto, and by other instruments of transfer, may be expressly conveyed, mortgaged or pledged, delivered, assigned or transferred to Administrative Agent, for the ratable benefit of itself and Lenders, by or on behalf of Grantor, as and for additional or substitute security for the Obligations.

         PROVIDED, HOWEVER, if the Obligations shall be paid and performed when due and if Grantor shall keep, perform and observe each of the covenants, agreements and provisions in this Deed of Trust to be kept, performed and observed by Grantor, then this Deed of Trust and the estate and rights hereby granted shall terminate and be of no further force and effect and the lien created by this Deed of Trust shall be released, any and all costs associated with such release to be borne by Grantor.

                                    ARTICLE I
                         Representations, Warranties and
                              Covenants of Grantor

         Grantor represents, warrants, and covenants with Trustee, Administrative Agent and Lenders as follows

         Section 1.01. Payment and Performance of Obligations. Grantor will pay and perform when due the Obligations.

         Section 1.02. Priority of Lien. This Deed of Trust is and, prior to the performance and payment of the Obligations in full, shall remain a [first](1) Lien on all of the Property, subject only to those matters in the title insurance policy insuring the lien of the Deed of Trust as delivered as of the date hereof which Administrative Agent has agreed to accept, excepting therefrom all preprinted and/or standard exceptions (the "Permitted Exceptions") or otherwise approved by Administrative Agent in advance. Grantor shall pay or cause to be discharged within twenty (20) days after they shall be payable, or shall make adequate provisions for the satisfaction or discharge of, all lawful claims and demands of mechanics, laborers and materialmen

--------------------
(1) To permit a second priority Lien where allowed under the Credit Agreement.

which, if unpaid, might be a lien or charge on the Property (or any part thereof) or the income therefrom.

         Pursuant to the terms of the Credit Agreement, Lenders may be required to make Extensions of Credit from time to time. This Deed of Trust secures the payment of all present and future disbursements, including, without limitation, any future loans, advances or readvances on a revolving basis which may be made by Lenders pursuant to the Credit Agreement, and all of which disbursements shall be equally secured with and of the same priority as any amounts advanced on the date hereof. Although the amount of the Extensions of Credit, including present and future obligations, which Lenders may make to Borrowers may decrease or increase from time to time, the maximum amount which may be outstanding at any time is One Hundred Fifty Million Dollars ($150,000,000.00) plus interest thereon and any other charges, in addition to any disbursements made for the payment of taxes, levies, or insurance on the Property, whether or not such payments are obligatory or are made at the option of Administrative Agent on behalf of Lenders, and any amounts owed to Lenders as a result of any Hedging Agreement required pursuant to Section 8.15 of the Credit Agreement or for other purposes as permitted by the terms of the Loan Documents, together with interest on such disbursements as may be provided herein or therein. The period within which such future advances may be made does not extend more than ten (10) years beyond the date of this Deed of Trust.

         Section 1.03. Intentionally Deleted.

         Section 1.04. Adequate Access. The Improvements have adequate rights of access to public ways.

         Section 1.05. Parking. Parking sufficient to satisfy zoning requirements for the utilization of the Improvements as intended and all requirements of any Lease is available to the Premises by permanent easement or otherwise and is encumbered by this Deed of Trust.

         Section 1.06. Expenses. If any action or proceeding is commenced to which Trustee, Administrative Agent or Lenders (or any of them) become or are made a party arising out of or in connection with any of the Loan Documents or the Extensions of Credit, or in which it becomes necessary to enforce, defend or uphold the lien of this Deed of Trust, all court costs and litigation costs (including, without limitation, attorneys' fees and expenses) incurred by Trustee, Administrative Agent and Lenders shall be paid by Borrowers, and any such sum shall be a lien on the Property, prior to any right, or title to, interest in, or claim upon the Property attaching or accruing subsequent to the lien of this Deed of Trust, and shall be deemed to be secured by this Deed of Trust. In any action or proceeding to foreclose the lien of this Deed of Trust or to recover, collect or compel the performance of the Obligations, the provisions of law respecting the recovery of costs, disbursements and allowances shall prevail unaffected by this covenant.

         Section 1.07. Insurance.

         (a) Grantor will maintain, or cause to be maintained, in full force and effect all insurance coverage and policies required to be maintained under the terms of the Credit Agreement or any other Loan Document and as set forth herein. Insurance coverage shall include:

                  (i) insurance against loss or damage to the Property by fire, windstorm, tornado and hail and against loss or damage by such other, further and additional risks as may be now or hereafter embraced by an "all risk" form insurance policy with Extended Coverage Endorsement and replacement cost broad form fire and collapse insurance on the Property with a company or companies approved by Administrative Agent and with coverages and in form, content and amount reasonably acceptable to Administrative Agent. Such policy shall also extend coverage for acts of vandalism and malicious mischief, without co-insurance, in an amount equal to 100% of the replacement cost of the Improvement. For buildings equipped with automatic sprinkler systems designed to discharge an extinguishing agent, including, but not limited to, water, chemicals or gas, such policy shall include Sprinkler Leakage as a covered cause of loss;

                  (ii) for buildings equipped with boilers, heating and ventilating systems, refrigeration equipment, air conditioning units, pumps, compressors, motors, blowers, generators, transformers and other types of heavy equipment, Administrative Agent shall require Boiler and Machinery Insurance to cover the sudden and accidental breakdown of such equipment;

                  (iii) if any Improvements (now or hereafter existing) on the Land are or will be located in an area identified by the U.S. Department of Housing and Urban Development or Federal Emergency Management Agency as an area having "special flood hazards", Grantor shall also furnish flood insurance in the amount which is the lesser of
                             (A) the outstanding balance of the Extensions of Credit or (B) the maximum limited of coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, and the Housing and Community Development Acts of 1974 and 1977, all as amended;

                  (iv) such worker's compensation insurance as is required by Applicable Law;

                  (v) rental loss insurance or loss of business income insurance in an amount sufficient to compensate for all rents or income at the Property and real estate taxes and insurance premiums for a period of at least (6) six months;

                  (vi) single limit comprehensive general public liability insurance against claims for bodily injury, death or property affording protection in respect of injury or death to any person or damage to property of any one owner, and in respect of injury or death to more than one person or damage to property of more than one owner arising from any one accident or occurrence, each to the limit required by Administrative Agent; and

                  (vii) such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Administrative Agent against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, including, without limitation, Sinkhole, Mine Subsidence and Earthquake insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

         (b) During the term of the Credit Agreement, the premium on each insurance policy described above shall be prepaid and the policy term renewed annually in the same form and with at least the same coverage as the preceding year, with Administrative Agent to receive notice of renewal at least thirty (30) days prior to expiration. Further, no such policy shall be subject to cancellation, nonrenewal or reduction of coverage unless the insurer has given Administrative Agent at least thirty (30) days' prior written notice of such action. All policies described herein must be issued by insurance companies and agencies licensed by the Insurance Commission of the State in which the Property is located to conduct business in said State and approved by Administrative Agent. Administrative Agent shall have the right to approve each and every insurance carrier and policy.

         (c) All policies shall include a standard, non-contributory mortgagee clause naming Administrative Agent and/or Lenders (as may be required) as additional insured under all liability insurance policies, as [FIRST] mortgagee on all property insurance policies and as the loss payee on all loss of rents insurance policies. All policies shall be in form and content as approved by Administrative Agent.

         (d) All Insurance Proceeds under any insurance policies which are payable by reason of damage, loss or destruction to any portion of the Improvements during the term of the Credit Agreement will be paid directly to Administrative Agent and applied in accordance with Section 1.12 hereof.

         Section 1.08. Removal of Improvements. No Improvements shall be removed, demolished or materially altered without Administrative Agent's prior written consent.

         Section 1.09. Security Interest. Grantor shall promptly execute and cause to be filed (as directed by Administrative Agent) any and all documents, including UCC Financing Statements (the "Financing Statements") pursuant to the Uniform Commercial Code of the State in which the Property is located as now enacted and subsequently amended from time to time (the "Code"), as may be necessary, or as Administrative Agent may reasonably request, to preserve and maintain the [first] lien priority of the interest created hereby on all fixtures and personal property constituting part of the Property. Such Financing Statements shall be filed in such places as Administrative Agent reasonably determines. Grantor hereby authorizes and empowers Administrative Agent to execute and file, on Grantor's behalf, all Financing Statements and refilings and continuations thereof as Administrative Agent deems reasonably necessary or advisable to perfect, preserve and protect Trustee's, Administrative Agent's and Lenders' interest in such fixtures and personal property, and Grantor hereby irrevocably appoints Administrative Agent as Grantor's agent and attorney-in-fact (such appointment being coupled with an interest) so to do. This Deed of Trust is deemed a "Security Agreement" (as defined in the Code) and, with respect to the personal property encumbered by this Deed of Trust, the remedies for any violation of the covenants, terms and conditions and agreements contained in the Loan Documents shall be as prescribed (i) herein (Grantor agreeing that all such personal property may be sold by Trustee as part of any sale under his power of sale or any foreclosure sale provided for in Section 3.01(d) hereof), (ii) by Applicable Law or (iii) by the Code, all at Administrative Agent's sole election.

         Section 1.10. Sale; Liens; Subdivision. Except as permitted under the Credit Agreement, any other Loan Document or in this Section, Grantor shall not, directly or indirectly, sell, transfer, convey, lease or further encumber or mortgage, whether voluntary, involuntary or by operation of law, or suffer or permit the same, all or any part of the Property or any interest therein or in Grantor. A taking of a portion of the Property by eminent domain (or a conveyance in lieu thereof) will not be considered a violation of this Section so long as (a) no portion of any Improvements are taken (or so conveyed); (b) after such taking (or such conveyance) the Property still complies with all Applicable Law (including all zoning and parking requirements); (c) Administrative Agent, in the exercise of its reasonable judgment, determines that such taking (or such conveyance) will not have a material adverse effect on the operation or leasing of the Property; and (d) such taking (or such conveyance) will not give any tenant the right to terminate its lease or abate its rent.

         Except as otherwise provided in the Credit Agreement or any other Loan Document, Grantor may sell, transfer, convey or otherwise dispose of obsolete, damaged or dilapidated Equipment from time to time without Lender's prior written consent, provided that such obsolete, damaged or dilapidated Equipment is promptly replaced with new Equipment of like kind and number and being of a quality and having a value comparable to the original (i.e., new) quality and value of the Equipment disposed of.

         Grantor shall not subdivide the Property, submit the Property, or any portion thereof, to multiple form of ownership, or dedicate any portion of the Property to public ownership, without the prior written consent of Administrative Agent.

         Section 1.11. Eminent Domain. Administrative Agent is hereby authorized and empowered to settle, adjust or compromise any and all claims and rights arising from any eminent domain or condemnation action relating to part or all of the Property (or any interest therein) and to collect and receive the proceeds relating to or arising therefrom (collectively, the "Condemnation Proceeds"). Each entity which may hereafter exercise a power of eminent domain or condemnation with respect to part or all of the Property is hereby authorized and directed to pay Condemnation Proceeds directly to Administrative Agent, for the ratable benefit of itself and Lenders, instead of to Grantor and Administrative Agent jointly. In the event any entity which may hereafter exercise a power of eminent domain or condemnation with respect to part or all of the Property fails to disburse Condemnation Proceeds directly and solely to Administrative Agent but disburses such Condemnation Proceeds instead either solely to Grantor or to Grantor and Administrative Agent jointly, Grantor agrees to immediately endorse and transfer such Condemnation Proceeds to Administrative Agent. Upon the failure of Grantor to immediately endorse and transfer such Condemnation Proceeds as aforesaid, Administrative Agent may execute such endorsements or transfers for and in the name of Grantor, and Grantor hereby irrevocably appoints Administrative Agent as Grantor's agent and attorney-in-fact (such appointment being coupled with an interest) so to do. The Condemnation Proceeds shall be applied to the Obligations in the manner set forth in Section 4.5 of the Credit Agreement. If such taking by exercise of a power of eminent domain or condemnation is not a violation of Section 1.10, then Administrative Agent will disburse from that portion of the Condemnation Proceeds, if any, remaining after the application of such proceeds pursuant to the preceding sentence, an amount which it determines in its reasonable discretion shall be necessary to allow Grantor to repair or restore the Improvements to the condition (as near as possible) it was in prior to such taking or conveyance, and Grantor shall promptly do so. In the event the Condemnation Proceeds remaining after the application of such proceeds pursuant to Section 4.5 of the Credit Agreement are not sufficient to fully restore the Improvements to such condition, Grantor shall immediately upon demand by Administrative Agent promptly deposit any such deficiency with Administrative Agent to be disbursed in connection with such restoration. Such proceeds and additional funds as supplied by Grantor will be disbursed in accordance with procedures substantially similar to those set forth in the Credit Agreement for the disbursement of the original proceeds of the Extensions of Credit. The repair or restoration will be in accordance with plans and specifications subject to Administrative Agent's reasonable approval and in compliance with all Applicable Laws and in accordance with the timetable reasonably approved by Administrative Agent.

         Section 1.12.  Insurance Proceeds.

         (a) Administrative Agent is hereby authorized and empowered to settle, adjust or compromise any claims or rights under any insurance policies maintained pursuant to this Deed of Trust and to collect and receive the proceeds from any such policy or policies (collectively, the "Insurance Proceeds"). Each insurance company is hereby authorized and directed to pay all Insurance Proceeds directly to Administrative Agent, for the ratable benefit of itself and Lenders, instead of to Grantor and Administrative Agent jointly. In the event any insurance company fails to disburse Insurance Proceeds directly and solely to Administrative Agent but disburses such Insurance Proceeds instead either solely to Grantor or to Grantor and Administrative Agent jointly, Grantor agrees to immediately endorse and transfer such Insurance Proceeds to Administrative Agent. Upon the failure of Grantor to endorse and transfer such Insurance Proceeds as aforesaid, Administrative Agent may execute such endorsements or transfers for and in the name of Grantor, and Grantor hereby irrevocably appoints Administrative Agent as Grantor's agent and attorney-in-fact (such appointment being coupled with an interest) so to do. The Insurance Proceeds shall be applied to the Obligations in the manner set forth in
                  Section 4.5 of the Credit Agreement. If Administrative Agent elects, in its sole discretion, to make the proceeds available to Grantor in order to restore the Improvements, the disbursement of such proceeds will be subject to such reasonable restrictions and requirements as Administrative Agent shall impose.

         (b) Notwithstanding the provisions of Section 1.12(a) above, so long as (i) that certain Master Agreement to Lease dated ________, 1997 (the "Master Lease") and that certain Lease Agreement dated _________, 1997 relating to the Property (the "Supplemental Lease") (the Master Agreement and the Supplemental Lease collectively referred to as the "Leases") between Grantor and Corrections Corporation of America, a Tennessee corporation ("CCA"), are in full force and effect, (ii) there has been no default under the Leases which was not cured within any applicable cure period under the Leases, (iii) CCA is unconditionally obligated to restore the Property after the occurrence of the applicable casualty, taking by right of eminent domain or condemnation and to continue to lease the Property without a permanent reduction in rent and (iv) Administrative Agent determines in the exercise of its reasonable discretion that CCA is financially able to bear any costs of such rebuilding which are not covered by the insurance proceeds or condemnation awards, then if:

                  (i) no Default or Event of Default has occurred and is continuing beyond any applicable grace period under the Loan Documents; and

                  (ii) the Property can, in Administrative Agent's judgment, with diligent restoration and repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or taking causing the loss or damage from the earlier to occur of (1) six (6) months after receipt of insurance proceeds or condemnation awards by either Grantor or Administrative Agent, and (2) the Revolving Termination Date; and

                  (iii) all necessary Governmental Approvals can be obtained to allow the rebuilding and the re-occupancy of the Property as described in Section
                             (b)(ii) above; and

                  (iv) there are sufficient sums available through insurance proceeds or condemnation awards and contributions by Grantor or CCA, the full amount of which shall at Administrative Agent's option have been deposited with Administrative Agent, for such restoration and repair (including, without limitation, for any costs and expenses incurred by Administrative Agent in administering said restoration or repair); and

                  (v) Grantor so elects by written notice delivered to Administrative Agent within five (5) days after settlement of the aforesaid insurance or condemnation claim,

                             then, Administrative Agent shall, solely for the purposes of such restoration and repair, advance so much of the remainder of such sums as may be required for such restoration or repair and to comply with Grantor's obligations under the terms of Section 10.01 of the Master Lease, and any funds deposited by Grantor or CCA therefore, to Grantor in the manner and upon such terms and conditions as would be required by a prudent interim construction lender (but nevertheless in accordance with the terms of Section 10.01 of the Master Lease), including, but not limited to, the prior approval by Administrative Agent of plans and specifications, contractors and form of construction contracts and the furnishing to Administrative Agent of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors in form and substance satisfactory to Administrative Agent in its discretion, with any remainder being distrib-uted to Grantor (except as otherwise provided in the Master Lease). In addition, to the extent that Administrative Agent receives any rental loss or loss of business income insurance proceeds in excess of amounts required to ensure no Default occurs with respect to any payment becoming due and payable under the Extensions of Credit for any period of time in which CCA is not required to pay rent due to the casualty or condemnation, and provided further that all operating expenses of the Property have been paid in full, then any such excess shall be distributed by Administrative Agent to Grantor (except as otherwise provided in the Master Lease).

                                   ARTICLE II
                          Possession and Administration
                                 of the Property

         Section 2.01. Impositions. (a) Grantor will pay or cause to be paid in a timely manner all taxes, assessments and other charges now or hereafter levied against the Property, or any part thereof, and also any and all license fees or similar charges which may be imposed by the municipality in which the Premises are situated for the use of walks, areas, air space, parking areas and other space or facilities beyond the lot line and on or abutting the public sidewalks in front of or adjoining the Premises, together with any penalties or interest on any of the foregoing; and in the case of default in the payment thereof, Administrative Agent may (but shall not be obligated to) pay the same and Grantor will repay or cause to be repaid such sum with interest at the Default Rate under the Credit Agreement, and such sum shall be added to the indebtedness secured by this Deed of Trust.

                  (b) Grantor will not claim any credit on or make any deduction from the interest or principal of the Obligations by reason of the payment of any taxes levied or to be levied on the Property, or any part thereof, during the continuance of the lien of this Deed of Trust.

         Section 2.02. Warranty of Title. Grantor warrants that Grantor is indefeasibly seized of the Property in fee simple absolute, free and clear from all encumbrances (subject only to the Permitted Exceptions), and that Grantor has full power and lawful authority to convey and encumber the same; that Grantor shall and will make, execute, acknowledge and deliver all such further or other deeds, instruments or assurances as may at any time hereafter be reasonably desired or required by Administrative Agent to more fully and effectually convey the Property for the purposes aforesaid unto the Trustee and his successors or assigns and unto all and every person or persons deriving any estate, right, title or interest therein under this Deed of Trust; and that Grantor will warrant and defend the Property against all persons whomsoever, except for claims arising pursuant to the Permitted Exceptions.

         Section 2.03. Waste. Grantor will cause the Improvements now or hereafter constructed on, and constituting part of, the Property to be protected and to be kept in good order and repair and will not commit or suffer any waste, deterioration or impairment of the Property whereby the value of the Property might be materially impaired. In the event that such waste, deterioration or impairment of the Property shall occur, which such waste, deterioration or impairment is not promptly cured by Grantor, Administrative Agent may (but shall not be obligated to) take such action as may be necessary to remedy such condition and Grantor shall repay or cause to be repaid all costs and expenses associated with such remedy with interest at the Default Rate under the Credit Agreement, and such sum shall be added to the indebtedness secured by this Deed of Trust.

         Section 2.04. Inspection. Administrative Agent and any persons authorized by Administrative Agent shall have the right to enter and inspect the Property at all reasonable times.

         Section 2.05. Compliance with Governmental Authorities. Grantor will comply with or cause to be complied with, all statutes, ordinances and requirements of any governmental authority relating to the Property. Grantor will not initiate, join in, or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions, limiting or defining the uses which may be made of the Premises, or any part thereof, without the prior written consent of Administrative Agent.

                                   ARTICLE III
                                    Remedies

         Section 3.01. Remedies. Upon the occurrence of an Event of Default, and at any time thereafter during the continuance of such Event of Default, to the extent permitted by Applicable Law, Administrative Agent may, and upon the request of the Required Lenders shall, exercise any or all of the following remedies:

                  (a) Administrative Agent may enter into and upon all or any part of the Property and may exclude Grantor and its agents and servants wholly therefrom, and having and holding the same may use, operate, develop, manage and control the Property, or any part thereof, and conduct the business of Grantor, including, without limitation, exercising any and all rights of Grantor under the Leases (as defined in that certain Assignment of Rents, Leases and Profits of even date herewith, as amended, restated or otherwise modified (the "Assignment of Leases")) either personally, or by Administrative Agent's agents, attorneys, receivers or trustees, in such manner as Administrative Agent may deem to be to Administrative Agent's best advantage. To the extent permitted by Applicable Law, Administrative Agent, or at Administrative Agent's direction, Trustee, shall be entitled to collect and receive all Rents (as defined in the Assignment of Leases), for the ratable benefit of itself and Lenders, or to otherwise exercise all of Grantor's rights with respect to the Rents after deducting all associated expenses, and all necessary repairs, maintenance, renewals, replacements, alterations, additions, betterments and improvements, and all payments which may be made for taxes, assessments, insurance and other charges creating liens on the Property, or any part thereof, as well as reasonable compensation for their own services and for the services of their counsel, agents, clerks, servants and other employees by them properly engaged and employed. Administrative Agent or Trustee, as the case may be, shall apply the balance of the money derived from the operation and management of the Property and business towards payment in full of the balance due on the Obligations in the manner set forth in Section 4.5 of the Credit Agreement. The surplus, if any, shall be paid to Grantor, its successors or assigns, or to whomsoever as shall be lawfully entitled to receive same, or as a court of competent jurisdiction may direct.

                  (b) Administrative Agent may bring an appropriate action to recover any sums required to be paid by Grantor under the terms of the Loan Documents, as they become due, without regard to whether or not the principal indebtedness or any other sums evidenced by the Notes and secured by this Deed of Trust shall be due, and without prejudice to the right of Administrative Agent or Trustee thereafter to bring an action of foreclosure, or any other action, for any Event of Default by Grantor existing at the time the earlier action was commenced.

                  (c) Administrative Agent may declare the Obligations to be immediately due and payable, and unless same are paid or performed on demand, Administrative Agent and Trustee may resort to any and all remedies provided in any Loan Document or by law and in equity.

                  (d) Administrative Agent may cause the Trustee to foreclose the lien of this Deed of Trust or to cause the Trustee to sell the Property by power of sale.

         Should Administrative Agent or the Required Lenders elect to have Trustee foreclose the lien of this Deed of Trust or to sell the Property under the power of sale herein contained, Administrative Agent shall so notify Trustee and shall deposit with Trustee this Deed of Trust, the Notes, the Letters of Credit and such receipts and evidence of expenditures as have been made and secured hereby. Upon the direction of Administrative Agent, it shall be lawful for and the duty of Trustee, and Trustee is hereby authorized and empowered, to expose to sale and to sell the Property or any part thereof, at public auction for cash, after having first complied with all applicable requirements of the laws of the State in which the Property is located as may be in effect on the date of commencement of said proceeding with respect to the exercise of powers of sale contained in deeds of trust; and upon such sale, Trustee, or any officer of any court empowered to do so, shall convey title to the purchaser in fee simple. After retaining from the proceeds of such sale reasonable compensation for Trustee's services and all expenditures incurred by Trustee, Trustee shall apply the residue of the proceeds in the manner set forth in Section 4.5 of the Credit Agreement. Grantor agrees that in the event of sale hereunder, Administrative Agent, Lenders, or any of them shall be entitled to bid at such sale. In the event a foreclosure is commenced under the power of sale contained herein but such foreclosure is not completed, Grantor shall pay all expenses incurred by Trustee, including attorneys' fees.

         To the extent permitted by Applicable Law, the Property may be sold as a whole or as separate parcels, and such sales may be conducted simultaneously or otherwise, all as the Trustee, in its reasonable discretion, deems to be in the best interest of the parties. To the extent permitted by Applicable Law, should Trustee elect to sell the Property as separate parcels, the exercise of the power of sale with respect to one or more of such parcels shall not extinguish or otherwise affect the right to exercise the power of sale with respect to the remainder of the Property. Further, in the event the Property, or any portion thereof, is sold pursuant to any writ of execution on a judgment obtained by virtue of any Loan Document or pursuant to any other judicial proceedings under any Loan Document, the Property may be sold as a whole or as separate parcels and in such manner or order as Administrative Agent in its reasonable discretion may elect.

         To the extent permitted by Applicable Law, any sale or sales made under or by virtue of this Deed of Trust, whether under the power of sale hereby granted or under or by virtue of any judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law on in equity, of Grantor in and with respect to the Property sold and shall be a perpetual bar, both at law and in equity, against Grantor, its successors and assigns, and against any and all persons claiming the Property, or any part thereof, through or under Grantor.

                  (e) Administrative Agent may (and may cause Trustee to) exercise any or all of the remedies available to a secured party under the Code, including, but not limited to, selling, leasing or otherwise disposing of any fixtures and personal property which is encumbered hereby at public sale, with or without having such fixtures or personal property at the place of sale, and upon such terms and in such manner as Administrative Agent may determine. Administrative Agent and Lenders, or any of them, may be a purchaser at any such sale of such fixtures or personal property.

                  (f) Administrative Agent may proceed to protect and enforce Administrative Agent's and Lenders' rights under this Deed of Trust and any other Loan Document by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement, assistance in connection with the execution of any power granted herein or other appropriate legal or equitable remedy.

                  (g) Administrative Agent may apply to an appropriate court for the appointment of a receiver of the Rents of the Property, and Administrative Agent shall be entitled to the appointment of such a receiver as a matter of right without consideration of the value of the Property as security for the amounts due Administrative Agent and the Lenders or the solvency of any person or entity liable for the payment of such amounts.

         Section 3.02. Remedies Not Exclusive. Trustee, Administrative Agent and Lenders, and each of them, shall be entitled to enforce payment and performance of the Obligations secured hereby and to exercise all rights and powers under this Deed of Trust or any other Loan Document or any laws now or hereafter enforced, notwithstanding that some of the Obligations may now or hereafter be otherwise secured. Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale contained herein or other powers set forth herein, shall prejudice or in any manner affect Trustee's, Administrative Agent's or Lenders' right to realize upon or enforce any other security now or hereafter held by Trustee, Administrative Agent or by Lenders, it being agreed that Trustee, Administrative Agent and Lenders, and each of them, shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Administrative Agent, Lenders or Trustee in such order and manner as they or either of them may in their absolute discretion determine. No remedy herein conferred upon or reserved to Trustee, Administrative Agent or Lenders is intended to be exclusive of any other remedy herein or by Applicable Law provided or to preclude any other remedy herein or by Applicable Law provided or permitted, but each such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. Every power or remedy given by any of the Loan Documents to Trustee, Administrative Agent or Lenders, or to which either of them may be otherwise entitled, may be exercised concurrently or independently from time to time and as often as may be deemed expedient by Trustee, Administrative Agent or Lenders.

         Section 3.03. Powers and Rights Not Waived. Any failure by Administrative Agent or Lenders to insist upon the strict performance by Grantor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Administrative Agent and Lenders, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor. Neither Grantor nor any other person now or hereafter obligated for the payment of the whole or any part of the sums now or hereafter secured by this Deed of Trust shall be relieved of such obligation by reason of the failure of Administrative Agent or Lenders to comply with any request of Grantor, or of any other person so obligated, to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust or any obligations secured by this Deed of Trust, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness secured by this Deed of Trust, or by reason of any agreement or stipulation between any subsequent owner or owners of the Property and Administrative Agent extending the time of payment or modifying the terms of the Obligations or of this Deed of Trust without first having obtained the consent of Grantor or such other person, and in the latter event, Grantor and all such other persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly discharged in writing by Administrative Agent. Regardless of consideration, Administrative Agent may, or at the request of the Required Lenders shall, release the obligation of any party at any time liable for any of the Obligations without in any way impairing or affecting the lien hereof, and Administrative Agent and Lenders may resort for the payment of the Obligations to any other security therefor held by Administrative Agent and Lenders in such order and manner as it may elect.

                                   ARTICLE IV
                                  Miscellaneous

         Section 4.01. Notices. Any notice, demand or other communication which, by any provision of this Deed of Trust, is required or permitted to be given or served by or to Trustee, Administrative Agent, Lenders or Grantor shall be conclusively deemed to have been properly given or served by the sending party and to be effective if made in compliance with Section 13.1 of the Credit Agreement.

         Section 4.02. Severability. To the extent any provision of this Deed of Trust may be deemed invalid or unenforceable under any Applicable Law, such provision shall be deemed void and inoperative and shall not form part of this Deed of Trust, but the remainder of this Deed of Trust shall remain in full force and effect. The parties hereto specifically declare that they would have entered into this Deed of Trust if any such void provisions had been omitted herefrom.

         Section 4.03. Governing Law. This Deed of Trust shall be deemed to be a contract entered into pursuant to the laws of the State of North Carolina and shall in all respects be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof; provided, however, that with respect to the creation, perfection, priority and enforcement of the lien or interest of this Deed of Trust, the laws of the State where the Property is located shall apply.

         Section 4.04. Stamp Tax Indemnity. Except as may be prohibited by Applicable Law, if at any time the United States of America, any state thereof or any governmental subdivision of such state having jurisdiction, shall require revenue, excise or documentary stamps to be affixed to this Deed of Trust, or other tax to be paid on or in connection therewith, Grantor will pay the same with any interest or penalties imposed in connection therewith.

         Section 4.05. Credit Agreement. The terms and provisions of the Credit Agreement are incorporated in this Deed of Trust by reference.

         Section 4.06. Successor Trustee. Administrative Agent shall at any time have the irrevocable right to remove Trustee herein named without notice or cause and to appoint a successor thereto by an instrument in writing, duly acknowledged, in such form as may be required or by law in the State in which the Property is located as to entitle such written instrument to be recorded, if required; and in the event of the death, incapacity or resignation of Trustee herein named, Administrative Agent shall have the right to appoint a successor thereto by such written instrument, and any Trustee so appointed shall be vested with title to the Property and shall possess all the powers, duties and obligations herein conferred on Trustee in the same manner and to the same extent as if originally named herein as Trustee.

         Section 4.07. Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes, this Deed of Trust or any other Loan Document ("Disputes"), between or among parties to the Notes, this Deed of Trust or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

         Section 4.08. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS DEED OF TRUST, ANY RIGHTS OR OBLIGATION HEREUNDER OR UNDER ANY OF THE LOAN DOCUMENTS, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THIS WAIVER IS A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT AND LENDERS IN MAKING THE EXTENSIONS OF CREDIT.

         IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be executed, sealed and delivered by its duly authorized representative all as of the day and year first above written.

                                       "GRANTOR"


                                       CCA PRISON REALTY TRUST,
                                       a Maryland real estate
                                       investment trust         [SEAL]


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________

                        [ADD APPROPRIATE NOTARY CLAUSE]

                                    EXHIBIT A
                                       TO
                      DEED OF TRUST AND SECURITY AGREEMENT



                               * * * * * * * * * *


                       [Description of the real property]

                                   EXHIBIT J
                                       to
                   Credit Agreement dated as of July 18, 1997
                                  by and among
                            CCA Prison Realty Trust,
                                      and
                         certain Subsidiaries thereof,
                                 as Borrowers,
                           the Lenders party thereto,
                    First Union National Bank of Tennessee,
                            as Administrative Agent,
                                      and
                             SouthTrust Bank, N.A.,
                                  as Co-Agent

                                    FORM OF
                    ASSIGNMENT OF RENTS, LEASES AND PROFITS

                     ASSIGNMENT OF RENTS, LEASES AND PROFITS

                  THIS ASSIGNMENT OF RENTS, LEASES AND PROFITS (this "Assignment") is executed and delivered as of the ____ day of July, 1997, by CCA PRISON REALTY TRUST, a Maryland real estate investment trust, whose address is 2200 Abbott Martin Road, Suite 201, Nashville, Tennessee 37215 ("Assignor"), to and in favor of FIRST UNION NATIONAL BANK OF TENNESSEE, a national banking association, as Administrative Agent for Lenders (as hereinafter defined), whose address is 150 Fourth Avenue North, Nashville, Tennessee 37219, its successors or assigns ("Administrative Agent");

                              STATEMENT OF PURPOSE

         Pursuant to the terms of that certain Credit Agreement among the Assignor, Administrative Agent, SouthTrust Bank, N.A., as Co-Agent and the lenders who are or may become a party to the Credit Agreement (as therein defined, "Lenders") of even date herewith, as amended, restated or otherwise modified (the "Credit Agreement"), Lenders have agreed to extend certain credit facilities to the Borrowers of up to One Hundred Fifty Million Dollars ($150,000,000.00) as evidenced by the Notes executed by Borrowers and payable to the order of Lenders. All of the defined terms used herein, as indicated by the initial capitalization thereof, shall have the meanings ascribed to such terms in the Credit Agreement unless otherwise provided herein. Repayment of Notes and the Reimbursement Obligation is secured by, among other things, a certain
Deed of Trust and Security Agreement of even date herewith from the Assignor to Trustee for the ratable benefit of Administrative Agent and Lenders (together with any future restatements, amendments or modifications thereof, the "Deed of Trust") which is a first Lien against the Land of the Assignor more particularly described on EXHIBIT A attached hereto and incorporated herein by reference.

         Lenders, as a condition to making the Extensions of Credit and to obtain additional security therefor, have required the Assignor to make the assignment of certain additional property on the terms and conditions contained herein.

         NOW THEREFORE, in order to further secure the payment of the Obligations and in further consideration of the sum of TEN AND 00/l00 DOLLARS ($10.00) in hand paid to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer and set over unto Administrative Agent, for the ratable benefit of itself and Lenders, all of its right, title and interest in and to and under (i) all leases, subleases, and any other agreements however characterized and whether oral or in writing pertaining to the occupancy or the use of all or any part of the Property (as defined in the Deed of Trust) whether now in existence or arising hereafter including all renewals, extensions and modifications of any of the foregoing (collectively, the "Leases") and (ii) all income, accounts, cash, rents, issues, profits, royalties, general intangibles, escrows, reserves, receivables, deposits, concessions, rebates and other benefits from or pertaining to the Property or related to the operation thereof, together with any and all other amounts due or to become to Assignor with respect to the Property including all payments and fees received or receivable from concessionaires operating on or in the Property (collectively, the "Rents"). Assignor hereby agrees to execute and deliver such further assignments of said Leases as Administrative Agent may from time to time request.

         This Assignment is absolute and effective immediately and without possession; however, Assignor shall have a revocable license to receive, collect and enjoy the Rents accruing from the Property until an Event of Default has occurred. Upon the occurrence of an Event of Default, the license shall be revoked automatically, without need of notice, possession, foreclosure or any other act or procedure, and all Rents assigned hereby shall thereafter be payable to Administrative Agent, for the ratable benefit of itself and Lenders.

         PROVIDED ALWAYS, however, that if Assignor shall pay unto Administrative Agent and Lenders the Obligations, and if Assignor shall duly, promptly and fully perform, discharge, execute, effect, complete, comply with and abide by each of the agreements, conditions and covenants of the Loan Documents, then this Assignment and the estates and interests hereby granted and created shall terminate.

         1. REPRESENTATIONS AND WARRANTIES OF ASSIGNOR. In furtherance of the foregoing assignment, Assignor:

                  A. represents and warrants that it is the owner in fee simple of the Property and has good title to the Leases and Rents hereby assigned and good right to assign the same, and that no other person, entity, firm or corporation has any right, title or interest therein; that Assignor has not previously sold, assigned, transferred, mortgaged or pledged said Leases and Rents of the Property; and that payment of any of the same has not otherwise been anticipated, waived, released, discounted, set off or otherwise discharged or compromised;

                  B. agrees and warrants that, without the prior written consent of Administrative Agent, the terms of any and all Leases will not be amended, altered, modified or changed in a way that could be reasonably expected to have an adverse effect (as determined by Administrative Agent) on Assignor, nor will they be surrendered or canceled, nor will any proceedings for dispossession or eviction of any lessee under said Leases be instituted by Assignor;

                  C. agrees and warrants that no request will be made of any lessee to pay any Rent, and no rent will be accepted by Assignor, for more than one (1) month in advance of the date such rent becomes due and payable under the terms of any and all Leases, it being agreed by Assignor that rent shall be paid as provided in said Leases and not otherwise;

                  D. authorizes Administrative Agent, by and through its employees or agents or a duly appointed receiver, at its option, after the occurrence of an Event of Default, to enter upon the Property and to collect, in the name of Assignor, as its lawful attorney, or in its own name, for the ratable benefit of itself and Lenders, any Rents accrued but unpaid or in arrears at the date of such Event of Default, as well as the Rents thereafter accruing and becoming payable during the period of the continuance of the said Default or any other Event of Default; and to this end, Assignor further agrees that it will cooperate with and facilitate, in all reasonable ways, Administrative Agent's collection of said Rents and will, upon request by Administrative Agent or the Required Lenders, execute a written notice to each tenant, occupant or licensee directing said tenant, occupant or licensee to pay directly to Administrative Agent on behalf of Lenders all Rents due and payable under said Leases; provided, however, that such notice to said tenant, occupant or licensee of the effectiveness of this Assignment may be provided without giving notice to Assignor or requesting Assignor to give such notice or join in such notice;

                  E. authorizes Administrative Agent, upon such entry, at its option, to take over and assume the management, operation and maintenance of the Property and to perform all acts necessary and proper and to expend such sums out of the Rents of the Property as in Administrative Agent's sole discretion may be reasonable or necessary in connection therewith, in the same manner and to the same extent as Assignor theretofore might do; Assignor hereby releases all claims against Administrative Agent and Lenders arising out of such management, operation and maintenance;

                  F. agrees to execute, upon the request of Administrative Agent, any and all other instruments requested by Administrative Agent to effectuate this Assignment or to accomplish any other purpose deemed by Administrative Agent to be necessary or appropriate in connection with this Assignment; and

                  G. agrees and acknowledges that nothing in this Assignment shall be construed to limit or restrict in any way the rights and powers granted to Administrative Agent and Lenders in the other Loan Documents; and agrees that the collection and application of the Rents as described herein shall not constitute a waiver of any default which might at the time of application or thereafter exist under any of the other Loan Documents, and the exercise by Administrative Agent and Lenders, or any of them, of the rights herein provided shall not prevent Administrative Agent's or Lenders', or any of their, exercise of any rights provided under any of the other Loan Documents.

         2. RIGHTS FOLLOWING DEFAULT BY BORROWERS. Administrative Agent may, and upon the request of the Required Lenders shall, after the occurrence of an Event of Default, from time to time, appoint and dismiss such agents or employees as shall be necessary or reasonable for the collection of the Rents derived from the Property and for the proper care and operation of the Property, and Assignor hereby grants to Administrative Agent the authority to give such agents or employees so appointed full and irrevocable authority on Assignor's behalf to manage the Property and to do all acts relating to such management, including, without limitation, the entry into and execution of new leases in the name of Assignor or otherwise, the alteration or amendment of existing leases, the authorization to repair or replace any items necessary in order to maintain the building or buildings and chattels incidental thereto in good and tenantable condition, and the effectuation of such alterations or improvements as in the judgment of Administrative Agent may be reasonable or necessary to maintain or increase the income from the Property. Administrative Agent shall have the sole control of such agents or employees, whose remuneration shall be paid out of the Rents as hereinabove provided, at the rate of compensation accepted in the community wherein the Property is situated.

         3. APPLICATION BY ADMINISTRATIVE AGENT OF NET INCOME FROM THE PROPERTY. Administrative Agent shall, after payment of all proper charges and expenses enumerated under Paragraph 2 above, credit the net income received by Administrative Agent from the Property, by virtue of this Assignment, to any amounts due and owing to Administrative Agent and Lenders by the Borrowers under and pursuant to the terms of the Loan Documents in the manner set forth in
Section 4.5 of the Credit Agreement. Administrative Agent shall make a reasonable effort to collect Rents, reserving, however, within its sole discretion, the right to determine the method of collection and the extent to which enforcement of the collection of delinquent Rents shall be prosecuted. Notwithstanding the foregoing, no such credit shall be given by Administrative Agent for any sum or sums received from the Rents until the sums collected are actually received by Administrative Agent at its principal office as stated above (or at such other place as Administrative Agent shall designate in writing), and no credit shall be given for any uncollected Rents nor shall credit be given for any Rents under any order of court or by operation of law until such amounts are actually received by Administrative Agent at its principal offices as stated above. The net amount of Rents received by Administrative Agent hereunder and applied by Administrative Agent to the amounts due and owing by the Borrowers shall not serve to cure any default under any of the other Loan Documents, nor shall any amounts received by Administrative Agent hereunder be in full satisfaction of the Obligations unless such amounts are sufficient to pay such Obligations in full (including any prepayment premiums, late payment charges and advancements) in accordance with the terms of the other Loan Documents.

         4. LIMITATION OF LIABILITY. Neither Administrative Agent or Lenders shall be obligated to perform or discharge any obligation under the Leases hereby assigned or under or by reason of this Assignment, and Assignor hereby agrees to indemnify and hold Administrative Agent and Lenders harmless against any and all liability, loss or damage which Administrative Agent and Lenders, or any of them, might incur under the Leases or under or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against Administrative Agent and Lenders, or any of them, by reason of any alleged obligation or undertaking on Administrative Agent's, Lenders' or any of their part to perform or discharge any of the terms of such Leases, except for claims and demands arising by reason of Administrative Agent's, Lenders' or any of their gross negligence or willful misconduct.

         5. REINSTATEMENT AFTER DEFAULT. In the event that Borrowers shall, with the consent of Administrative Agent, reinstate the Obligations completely in good standing, having complied with all the terms, covenants and conditions of the Loan Documents, then, in such event, Administrative Agent or Lenders, as the case may be, shall return possession of the Property to Assignor, and Assignor shall remain in possession of the Property unless and until another Event of Default occurs, at which time Administrative Agent may, or at the request of the Required Lenders shall, again take possession of the Property under authority of and pursuant to the terms and provisions of this Assignment.

         6. TENANT'S NOTIFICATION OF ASSIGNMENT. Upon request by Administrative Agent, at any time, Assignor will deliver a written notice to each of the tenants and lessees of the Property, which notice shall inform such tenants and lessees of this Assignment and instruct them that upon receipt of notice by them from Administrative Agent of the existence of an Event of Default, all Rent due thereafter shall be paid directly to Administrative Agent, for the ratable benefit of itself and Lenders.

         7. SATISFACTION OF DEED OF TRUST; SATISFACTION OF ASSIGNMENT. This Assignment shall remain in full force and effect as long as the Obligations remain unpaid in whole or in part. A complete release or satisfaction of the Deed of Trust shall operate as a complete release or satisfaction of all of Administrative Agent's and Lenders' rights and interest hereunder.

         8. CAPTIONS. The captions set forth at the beginning of the various paragraphs of this Assignment are for convenience only and shall not be used to interpret or construe the provisions of this Assignment.

         9. MISCELLANEOUS.

                  A. The provisions of this Assignment shall inure to the benefit of Administrative Agent and Lenders, and their respective successors and assigns, and shall be binding upon Assignor, its heirs, personal representatives, successors and assigns. The creation of rights and powers under this Assignment in favor of, or available to, Administrative Agent and Lenders, or any of them, shall, in no way whatsoever, be construed to impose concomitant duties or obligations on Administrative Agent and Lenders, or any of them, in favor of Assignor except as expressly set forth herein.

                  B. This Assignment shall be deemed to be a contract entered into pursuant to the laws of the State of North Carolina and shall in all respects be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof; provided, however, that with respect to the creation, perfection priority and enforcement of this Assignment, the laws of the state where the Property is located shall apply.

                  C. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes, this Assignment or any other Loan Document ("Disputes"), between or among parties to the Notes, this Assignment or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

                  D. TO THE EXTENT PERMITTED BY APPLICABLE LAW, ASSIGNOR HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS ASSIGNMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY OF THE LOAN DOCUMENTS, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THIS WAIVER IS A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT AND LENDERS IN MAKING THE EXTENSIONS OF CREDIT.

         IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed, sealed and delivered by its duly authorized representative all as of the day and year first above written.


                                       "ASSIGNOR"

                                       CCA PRISON REALTY TRUST, a Maryland real estate investment trust
                                       [SEAL]

                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________

                           [ADD APPROPRIATE NOTARY CLAUSE]

                                    EXHIBIT A
                                       TO
                     ASSIGNMENT OF RENTS, LEASES AND PROFITS
                                       BY
                             CCA PRISON REALTY TRUST
                                   IN FAVOR OF
         FIRST UNION NATIONAL BANK OF TENNESSEE, AS ADMINISTRATIVE AGENT

                                   **********

                       [Description of the real property]

                                   SCHEDULE 1.1(b)

                                        Revolving
                                        Credit           Commitment
Lender                                  Commitment       Percentage
------                                  -----------      ----------
First Union National Bank               $30,000,000      20.000000000%
 of Tennessee
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attn: Syndication Agency Services
        Telephone: (704) 383-0281
        Telecopy:  (704) 383-0288

and

First Union National Bank
  Of Tennessee
150 Fourth Avenue North
Nashville, Tennessee 37219
Attn: Tim Fouts
        Telephone: (615) 251-9243
        Telecopy:  (615) 251-9461

SouthTrust Bank, National Association    $25,000,000     16.6666666667%
420 North 20th Street
Birmingham, Alabama 35203
Attn: Jim Sloan
        Telephone: (205) 254-5870
        Telecopy:  (205) 254-8270

AmSouth Bank                             $20,000,000     13.3333333333%
333 Union Street, #200
Nashville, Tennessee 37201
Attn: Dan Andrews
        Telephone: (615) 291-5259
        Telecopy:  (615) 291-5257


        [Credit Agreement]

CIBC Inc.                               $15,000,000     10.0000000000%
Two Paces West
2727 Paces Ferry Road, Ste. 1200
Atlanta, Georgia 30339
Attn: Roger Colden
        Telephone: (770) 319-4902
        Telecopy:  (770) 319-4954

Comerica Bank                           $15,000,000     10.0000000000%
9th Floor MC 3280
500 Woodward Avenue
Detroit, Michigan 48226
Attn: Kristine L. Andersen
        Telephone: (313) 222-3648
        Telecopy:  (313) 222-3330

First Tennessee Bank                    $10,000,000     6.6666666667%
511 Union Street
2nd Floor
Nashville, Tennessee 37219
Attn: Laurie D. Gilreath
        Telephone: (615) 734-6216
        Telecopy:  (615) 734-6148

Mercantile Bank, National Association   $10,000,000     6.6666666667%
721 Locust Street, TRAM 12-3
St. Louis, Missouri 63101
Attn: Donald A. Adam
        Telephone: (314) 425-2420
        Telecopy:  (314) 425-3859

Union Planters National Bank            $10,000,000     6.6666666667%
620 Poplar Avenue, 4th Floor
Memphis, Tennessee 38119
Attn: Victoria E. Docauer
        Telephone: (901) 580-5507
        Telecopy:  (901) 580-5451

[Credit Agreement]


Bank Hapoalim, B.M.                     $10,000,000     6.6666666667%
1515 Market Street
Philadelphia, Pennsylvania 19102
Attn: Ellen Frank
        Telephone: (215) 665-2200
        Telecopy:  (215) 665-2217

Bank of Scotland                         $5,000,000     3.3333333333%
111 Riverside Avenue, Suite 230
Jacksonville, Florida 32202
Attn: Hugh Van Seaton
        Telephone: (904) 353-7766
        Telecopy:  (904) 353-7833
                                       ------------     ------------
                                       $150,000,000              100%


[Credit Agreement]

                                   SCHEDULE 6.1(a)

                   Jurisdictions of Organization and Qualification

                              (CCA Prison Realty Trust)


Organization:   Maryland

Qualification:  Tennessee
                Kansas

                                   SCHEDULE 6.1(b)

                           Subsidiaries and Capitalization

Subsidiaries:     None

Capitalization:

                                                            As Adjusted(2)
                                                        (dollars in thousands)

Preferred Shares, $0.01 par value, 10,000,000 shares
authorized, no shares issued and outstanding                 $      -0-

Common Shares, $0.01 par value, 90,000,000 shares
authorized, 1,000 shares issued and outstanding;
18,801,000 shares, as adjusted, issued and
outstanding(1)                                                     188

Additional paid-in capital                                     361,017
                                                              ========

        Total shareholders' equity                             361,205
                                                              --------

        Total capitalization                                  $361,205
                                                              ========


(1) Does not include 1,850,000 Common Shares reserved for issuance pursuant to the Company's Share Incentive Plan or the Company's Non-Employee Trustees' Plan of which 1,075,000 shares will be outstanding upon consummation of the Offering.

(2) Includes (i) 1,000 founder's shares, and (ii) 300,000 shares issued to D. Robert Crants, III and Michael W. Devlin as a development fee and as reimbursement for certain expenses incurred in connection with the promotion and formation of the Company and the consummation of the offering which are valued based upon the initial public offering price.

                                   SCHEDULE 6.1(b)

                                Environmental Matters

Matters shown on the following reports and all amendments and supplements thereto:

1.   Project:        Laredo Processing Center, Laredo, Texas

     Date:           April, 1997

     Prepared By:    Resources Consultants


2.   Project:        Central Arizona Detention Center, Florence, Arizona

     Date:           April 12, 1997

     Prepared By:    Continental Envirotech, Inc. and signed by
                     Chad VanMoorlehem, Director of Operations


3.   Project:        Mineral Wells, Texas Facility

     Date:           April, 1997

     Prepared By:    LCA Environmental, Inc. and executed by Y. Lynn Clark,
                     REM and Greg D. Dixon


4.   Project:        T. Don Hutto Correctional Center, Taylor, Texas

     Date:           May, 1995 ESA, updated April 16, 1997, and May, 1995
                     Wetlands Study

     Prepared By:    Update:  Rust Environment & Infrastructure, Inc. and
                              executed by Charles E. Hall, Project Manager


5.   Project:        Houston Processing Center, Houston, Texas

     Date:           April, 1997

     Prepared By:    Resource Consultants


6.   Project:        West Tennessee Detention Facility, Mason, Tennessee

     Date:           April, 1997

     Prepared By:    Resource Consultants, Inc.

7.      Project:        Bridgeport, Texas Facility, Bridgeport, Texas

        Date:           April, 1997

        Prepared by:    LCA Environmental, Inc., executed by Y. Lynn Clark,
                        REM and Greg D. Dixon

8.      Project:        Correctional Facility, Youngstown, Ohio

        Date:           April 16, 1997

        Prepared by:    Resource International Engineering Consultants and
                        executed by Michelle L. Jones, Staff Geologist and
                        Christopher Merklin, P.E., Director-Geotechnical/
                        Environmental Engineering

9.      Project:        CCA Eloy Detention Center, Eloy, Arizona

        Date:           April 16, 1997

        Prepared by:    Continental Envirotech, Inc.

10.     Project:        Leavenworth Correctional Facility, Leavenworth, Kansas

        Date:           April 18, 1997

        Prepared by:    Terracon Environmental, Inc. and executed by Brian A.
                        Huff, Project Geologist and Douglas L. Lemley, CHMM,
                        Project Manager

                                   SCHEDULE 6.1(I)

                                     ERISA Plans

                                        None.

                                   SCHEDULE 6.1(l)

                                 Material Contracts

                                        None.